UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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Hologic, Inc.

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PRELIMINARY—SUBJECT TO COMPLETION, DATED JANUARY     , 2008

HOLOGIC, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MARCH 11, 2008

TO THE STOCKHOLDERS OF HOLOGIC, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Hologic, Inc., a Delaware corporation (the “Company”), will be held on March 11, 2008 at 9:00 a.m., local time, at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730 for the following purposes:

1. To elect eleven (11) directors to serve for the ensuing year and until their successors are duly elected.

2. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 750,000,000.

3. To approve the Hologic, Inc. 2008 Employee Stock Purchase Plan.

4. To approve the Hologic, Inc. 2008 Equity Incentive Plan.

5. If submitted to a vote of Hologic stockholders, to approve an adjournment of the annual meeting, including, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for those proposals.

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on January 18, 2008 as the record date. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

By order of the Board of Directors

Philip J. Flink, Secretary

Bedford, Massachusetts

            , 2008

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY.

The information in this proxy statement is not complete and may be changed.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 11, 2008: The Proxy Statement, the Hologic Annual Report for the fiscal year ended September 29, 2007 and the Proxy Card are available at www.hologic.com.

HOLOGIC, INC.

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

March 11, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Hologic, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on March 11, 2008 at 9:00 a.m., local time, at our offices, 35 Crosby Drive, Bedford, Massachusetts 01730, or at any adjournments or postponements thereof. This proxy statement, the accompanying notice of the annual meeting and our annual report to stockholders are being mailed on or about February     , 2008 to all stockholders entitled to vote at the annual meeting.

Record Date

The Board of Directors has fixed the close of business on January 18, 2008 as the record date (the “Record Date”). Accordingly, only holders of record of our common stock, $.01 par value per share (“Common Stock”), as of the close of business on the Record Date will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. As of the Record Date, an aggregate of              shares of our Common Stock were issued and outstanding. The holders of our Common Stock are entitled to one vote per share on any proposal presented at the annual meeting.

Business to be Transacted

At the annual meeting, stockholders will act upon the following proposals:

1.	To elect eleven (11) directors to serve for the ensuing year and until their successors are duly elected.

2.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 300,000,000 to 750,000,000.

3.	To approve the Hologic, Inc. 2008 Employee Stock Purchase Plan.

4.	To approve the Hologic, Inc. 2008 Equity Incentive Plan.

5.	If submitted to a vote of Hologic stockholders, to approve an adjournment of the annual meeting, including, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for those proposals.

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Board of Directors’ Recommendation for Voting on the Proposals

The Board of Directors recommends a vote “FOR” each of the nominees for director, a vote “FOR” the amendment to our Certificate of Incorporation, a vote “FOR” the approval of the Hologic, Inc. 2008 Employee Stock Purchase Plan, a vote “FOR” the approval of the Hologic, Inc. 2008 Equity Incentive Plan and a vote “FOR” the adjournment of the annual meeting, including, if necessary, to solicit additional proxies in favor of any of the proposals to be acted upon at the annual meeting.

Voting of Shares by Proxy

Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the annual meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the annual meeting, a written notice of revocation bearing a date later than the date of such proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the annual meeting or (3) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). If your shares are held in “street name,” that is, you hold your shares in an account with a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the annual meeting. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730, Attention: Secretary, at or before the taking of the vote at the annual meeting.

Quorum and Votes Required

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business at the annual meeting. Votes withheld from the nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the annual meeting. The proposal to amend our certificate of incorporation requires the affirmative vote of at least a majority of the outstanding shares of our Common Stock entitled to vote on the proposal. On all other matters being submitted to stockholders, the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter at the annual meeting is required for approval.

An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposals to elect directors, to approve the Hologic, Inc. 2008 Employee Stock Purchase Plan, to approve the Hologic, Inc. 2008 Equity Incentive Plan and to adjourn the annual meeting, but will have the effect of a vote against the proposal to amend our certificate of incorporation.

The persons named as the proxies, John W. Cumming, Patrick J. Sullivan and Glenn P. Muir, were selected by the Board of Directors and are our officers. All properly executed proxies returned in time to be counted at the annual meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon a proposal to amend our certificate of incorporation, to approve the Hologic, Inc. 2008 Employee Stock Purchase Plan, to approve the Hologic, Inc. 2008 Equity Incentive Plan and to adjourn the annual meeting, all as further described in this proxy statement. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying notice of annual meeting of stockholders.

Other Business

The Board of Directors knows of no other matter to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote may properly be taken, shares represented by all proxies received by our Secretary will be voted with respect thereto in accordance with the judgment of the persons named as the proxies.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Eleven (11) directors are to be elected at the annual meeting. Our Board of Directors (referred to herein as the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the persons listed below for election as directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s nominees named below. All nominees are currently our directors. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board to fill the vacancy. Each nominee has consented to serving as a director if elected. The proposed nominees are being nominated in accordance with the provisions of our bylaws, and not pursuant to any other arrangement or understanding with any person. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

In connection with our business combination transaction with Cytyc which was consummated on October 22, 2007, we amended and restated our bylaws to provide that our directors shall consist of (i) six continuing Hologic directors, consisting of four persons designated by the continuing Hologic directors, each of whom shall be independent and two persons who are not independent, and (ii) five continuing Cytyc directors, consisting of three persons designated by the continuing Cytyc directors, each of whom shall be independent and two persons who are not independent. At the effective time of the consummation of our business combination transaction with Cytyc, John W. Cumming, Glenn P. Muir, Nancy L. Leaming, David R. LaVance, Jr. and Lawrence M. Levy continued as continuing Hologic directors, Ms. Elaine S. Ullian was appointed as an additional continuing Hologic director, and Patrick J. Sullivan, Daniel J. Levangie, Sally W. Crawford, Wayne Wilson and C. William McDaniel were appointed as the continuing Cytyc directors. Until immediately prior to the annual meeting of stockholders to be held in 2009: (i) all vacancies on the Board created by the cessation of service of a continuing Hologic director who is an independent director shall be filled by a nominee proposed to the Nominating and Corporate Governance Committee of the Board by a majority of the remaining continuing Hologic directors; (ii) all vacancies on the Board created by the cessation of service of a continuing Cytyc director who is an independent director shall be filled by a nominee proposed to the Nominating and Corporate Governance Committee by a majority of the remaining continuing Cytyc directors, and (iii) all remaining vacancies on the Board created by the cessation of service of any other continuing Hologic director or continuing Cytyc director shall be filled by a nominee proposed and selected by the Nominating and Corporate Governance Committee. Our bylaws also provide that any continuing Hologic director or continuing Cytyc director who is then serving as one of our directors shall be nominated by our Nominating and Corporate Governance Committee for election as a Hologic Director at our annual meeting of stockholders to be held in 2008, subject to the fiduciary duties of the members of the Nominating and Corporate Governance Committee. For the 2009 annual meeting and thereafter, our nominations for persons to serve on the Board shall be determined by the Nominating and Corporate Governance Committee of the Board. Prior to the 2009 annual meeting, any amendment of, or change to, Section 2.16 of our bylaws shall require the affirmative vote of at least 75% of the full Board.

Vote Required

Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the annual meeting. Abstentions and broker non-votes will not have any effect on this proposal.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the nominees listed below.

Set forth below is certain biographical information regarding the nominees as of January 11, 2008:

Name	Age	Position	Director Since
Continuing Hologic Directors
John W. Cumming	62	Chief Executive Officer and Director	2001
Glenn P. Muir	48	Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Director	2001
David R. LaVance, Jr. (1)(2)(3)(4)	53	Director	2002
Nancy L. Leaming (3)(4)	60	Director	2003
Elaine S. Ullian (4)	60	Director	2007
Lawrence M. Levy (1)(2)(3)	69	Director	2005

Continuing Cytyc Directors
Patrick J. Sullivan	56	Executive Chairman of the Board	2007
Sally W. Crawford (4)	54	Director	2007
Wayne Wilson (2)(3)(4)	58	Director	2007
Daniel J. Levangie	57	Director	2007
C. William McDaniel (1)(3)(4)	67	Director	2007

(1)	Member of our Nominating and Corporate Governance Committee
(2)	Member of our Corporate Development Committee
(3)	Member of our Audit Committee
(4)	Member of our Compensation Committee

Mr. Cumming was appointed as Chief Executive Officer and director in July 2001. From November 2002 until October 2007, Mr. Cumming also served as our Chairman. Mr. Cumming served as our President from July 2001 through September 2003. Prior to July 2001 and since joining our company, Mr. Cumming held the position of Senior Vice President and President, Lorad. Prior to joining us, Mr. Cumming served as President and Managing Director of Health Care Markets Group, a strategic advisory and investment banking firm that he founded in 1984.

Mr. Muir, a certified public accountant, was appointed to our Board in July 2001, and has held the positions of Executive Vice President, Finance and Administration and Treasurer since September 2000. Prior to that, Mr. Muir served as our Vice President of Finance and Treasurer since February 1992 and Controller since joining us in October 1988. Mr. Muir has been our Chief Financial Officer since 1992. Mr. Muir received an M.B.A. from the Harvard Graduate School of Business Administration in 1986.

Mr. LaVance has been one of our directors since December 2002. Since 1997, Mr. LaVance has served as President of Century Capital Associates LLC, an investment banking firm that he founded specializing in biosciences fields. From 1995 to 1997, Mr. LaVance was Managing Director for KPMG Health Ventures, leading the life sciences consulting practice of the KMPG accounting firm. Mr. LaVance currently serves as Chairman of the Board of Directors, CEO and President of Scivanta Medical Corporation (SCVM.OB) (previously known as Medi-Hut Co., Inc.).

Ms. Leaming has been one of our directors since September 2003. Ms. Leaming, an independent consultant, was the Chief Executive Officer and President of Tufts Health Plan, a provider of healthcare insurance, from 2003 to 2005. Prior to that, Ms. Leaming served as Tufts Health Plan’s President and Chief Operating Officer from 1998 to 2003, the Chief Operating Officer from 1995 to 1998 and the Chief Operating Officer/Chief Financial Officer from 1986 to 1995. Ms. Leaming currently serves as chair of the Board of the American Red

Cross of Massachusetts Bay and as a director of Edgewater Technology, Inc., The Jacobson Group, the Massachusetts Taxpayer Foundation, Biogen Idec Inc. (BIIB) and the Boston Chamber of Commerce.

Mr. Levy has been one of our directors since December 2005. Mr. Levy has been Senior Counsel at Brown Rudnick Berlack Israels LLP, an international law firm, since February, 2005 and, for more than 30 years before that, had been a Partner at Brown Rudnick, specializing in Corporate and Securities Law. Mr. Levy served as our Secretary from our formation in 1985 until December 2005. Mr. Levy is also a director of Option N.V. of Belgium, Scivanta Medical Corporation and the Facing History and Ourselves National Foundation. Mr. Levy received a B.A. from Yale University and a LLB from Harvard Law School.

Ms. Ullian has been one of our directors since October 22, 2007. Since 1996, Ms. Ullian has served as President and Chief Executive Officer of Boston Medical Center, the successor of Boston University Medical Center Hospital. In April 1994, Ms. Ullian was appointed President and Chief Executive Officer of Boston University Medical Center Hospital. From January 1987 to March 1994, Ms. Ullian held the position of President and Chief Executive Officer of Faulkner Corporation/Faulkner Hospital. She holds two academic appointments: Associate Professor at Boston University School of Medicine; lecturer at Harvard University School of Public Health. Ms. Ullian also serves as a director of Vertex Pharmaceuticals and ThermoFisher Scientific. Ms. Ullian had previously served as one of our directors from 1996 to 2003.

Mr. Sullivan has served as our Executive Chairman and one of our directors since our merger with Cytyc on October 22, 2007, having previously served Cytyc as Chief Executive Officer and a director since March 1994, Vice Chairman of the Board of Directors since January 2001, Chairman-elect since January 2002 and Chairman since May 2002. From March 1994 to January 2002 and from July 2002 to October 2007, Mr. Sullivan also served as President of Cytyc and from January 1991 to March 1994, as Vice President of Sales and Marketing of Cytyc. Prior to joining Cytyc, Mr. Sullivan was employed in several senior marketing positions for five years by Abbott Laboratories, a diversified healthcare company, and was a consultant with McKinsey and Company, an international management consulting firm. Mr. Sullivan is a graduate, with distinction, of the United States Naval Academy and received an M.B.A., with distinction, from Harvard University.

Ms. Crawford became one of our directors effective upon our merger with Cytyc on October 22, 2007, having previously served as a director of Cytyc since January 1998. From April 1985 until January 1997, Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization headquartered in New Hampshire. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company’s Northern Region operations and marketing efforts. Since January 1997, Ms. Crawford has been a health care consultant in New Hampshire. Ms. Crawford serves as a director of Universal American, Exact Sciences Corporation and CombinatoRx, Inc. (CRXX).

Mr. Wilson became one of our directors effective upon our merger with Cytyc on October 22, 2007, having previously served as a director of Cytyc since July 2003. A certified public accountant, Mr. Wilson has been an independent business advisor since September 2002. From January 1998 to September 2002, Mr. Wilson served as President and Chief Operating Officer and from August 1995 to January 1998, he served as Senior Vice President, Chief Operating Officer and Chief Financial Officer, of PC Connection, Inc., a direct marketer of information technology products and services. From June 1986 to August 1995, he was a partner in the Assurance and Advisory Services practice of Deloitte & Touche LLP. Mr. Wilson also serves as a director of Edgewater Technology, Inc.

Mr. Levangie became one of our directors effective upon our merger with Cytyc on October 22, 2007, having previously served as a director of Cytyc since July 2003. He served as Executive Vice President and President of Cytyc Surgical Products, from July 2006 to October 2007. Prior to that, Mr. Levangie served as Cytyc’s Executive Vice President, Commercial Operations from August 2003 to June 2006. From August 2002 to July 2003, Mr. Levangie served as President and Chief Executive Officer of Cytyc Health Corporation, a wholly-owned subsidiary of Cytyc. From January to July 2002, he served as President and Chief Operating

Officer of Cytyc. From 1994 to 2002 Mr. Levangie held a variety of executive positions and responsibilities with Cytyc. Prior to joining Cytyc, Mr. Levangie was employed in several sales and marketing positions for seventeen years by Abbott Laboratories, a diversified healthcare company. Mr. Levangie received a B.S. in Pharmacy from Northeastern University. Mr. Levangie serves as a director of Dune Medical Devices Ltd., a privately held medical device company and ev3 Inc., a publicly traded medical device company.

Mr. McDaniel became one of our directors effective upon our merger with Cytyc on October 22, 2007, having previously served as a director of Cytyc since April 1987 and served as a consultant to Cytyc from March 1995 to February 1997. In January 2001, he was named Vice Chairman of the Board of Directors and be served as Cytyc’s Lead Independent from 2004 until our merger with Cytyc. Mr. McDaniel served as a consultant to and a director of CP Ventures, Inc., a venture capital firm, from April 1995 to April 1996 and June 1996, respectively. From 1987 to March 1995, Mr. McDaniel was the President and a director of CP Ventures, Inc.

EXECUTIVE OFFICERS

The names of our executive officers, who are not directors, along with certain biographical information furnished by them, are set forth below:

Name	Age	Title
Robert A. Cascella	53	President and Chief Operating Officer
John R. Pekarsky	54	Senior Vice President, Sales and Strategic Accounts
Jay A. Stein	65	Chairman Emeritus, Chief Technical Officer
Howard B. Doran, Jr.	47	President of Diagnostic Products
Stuart A. Kingsley	44	President of GYN Surgical
Dr. Peter K. Soltani	47	Vice President of Breast Health Line of Business
Mark J. Casey	44	Senior Vice President and General Counsel

Executive officers are chosen by and serve at the discretion of our Board of Directors.

Mr. Cascella joined us in February 2003 as Chief Operating Officer and was promoted to President in September 2003. Prior to joining us, from 1998 to 2003, Mr. Cascella was a managing partner of CFG Capital LLC, an investment banking firm specializing in healthcare. Prior to joining CFG Capital, from 1995 to 1998, Mr. Cascella was Chief Operating Officer and Vice President of Finance for NeoVision Corporation, a developer of 3D ultrasound technology used for real-time guidance of interventional breast procedures. Mr. Cascella received a B.S. in Finance from Fairfield University in 1978.

Mr. Pekarsky joined us in September 2000 in connection with the acquisition of the mammography assets of Trex Medical where he served as Vice President, National Accounts. In August 2002, Mr. Pekarsky was appointed as our Senior Vice President, Sales and Strategic Accounts. From February 1998 to September 2000, Mr. Pekarsky served in a number of enterprise and national account roles at Trex Medical. Prior to joining Trex Medical, Mr. Pekarsky was employed with CTI PET Systems from October 1996 to February 1998 and with Siemens Medical Systems from January 1984 to October 1996 serving in a variety of sales and sales management roles. Mr. Pekarsky received a Master of Public Health degree in Health Services Administration from the University of Pittsburgh.

Dr. Stein, a co-founder, Chairman Emeritus and the Chief Technical Officer of the Company, has served as Executive or Senior Vice President, Chief Technical Officer and a director of the Company since its organization in October 1985 and served as Chairman of the Company’s Board from June 2001 to November 2002. Dr. Stein received a Ph.D. in Physics from The Massachusetts Institute of Technology. He is the principal author of nineteen patents involving X-ray technology.

Mr. Doran joined us in October 2007 in connection with our merger with Cytyc. Mr. Doran is one of our Senior Vice Presidents and President of Diagnostic Products. Prior to joining us, Mr. Doran joined Cytyc in 1997 as an account executive and has held several senior sales and marketing positions at Cytyc. Since 2004 he has served as Vice President of Cytyc Diagnostic Products, responsible for sales and marketing execution for ThinPrep® products and FullTerm®, the Fetal Fibronectin Test. Prior to joining Cytyc, Mr. Doran was an account manager at Sage Products, an international company specializing in innovative healthcare/laboratory products. He holds a B.A. from West Chester (Pennsylvania) University.

Mr. Kingsley, joined us in October 2007 in connection with our merger with Cytyc. Mr. Kingsley is one of our Senior Vice Presidents and President of GYN Surgical. Prior to joining us, Mr. Kingsley served Cytyc as President, Cytyc Diagnostic Products division and Senior Vice President since July 2006. Mr. Kingsley was Partner and Associate with McKinsey & Company, Inc. from November 1991 to July 2006.

Dr. Soltani, joined us in November 2000 as Vice President and General Manager of Direct Radiography Corp. and served as such until September 30, 2007, when he was appointed Vice President, Breast Health Line of Business. Prior to joining us, Dr. Soltani served as General Manager, NDT Business Group, Digital Systems at AGFA Corporation from 1999 to November 2000. From 1994 to 1999, Dr. Soltani served as General Manager, Imaging Systems Division of Liberty Technologies, a division of Crane Nuclear, Inc. Prior to joining Liberty Technologies, Dr. Soltani was with Quantex Corporation, serving as Vice President, Technology from 1992 to 1994, Director, Product Development from 1990 to 1992 and as a Senior Staff Scientist from 1986 to 1990. Dr. Soltani is the principal author or co-author of a number of patents related to digital imaging technologies and has published numerous articles on digital imaging. Dr. Soltani received a Ph.D. in Materials Engineering from the University of Maryland in 1994.

Mr. Casey joined us in October 2007 in connection with our merger with Cytyc. Mr. Casey is one of our Senior Vice Presidents and is our General Counsel. Prior to joining us, Mr. Casey joined Cytyc in 2002 as Assistant General Counsel and Chief Patent Counsel and most recently held the position of Vice President, Deputy General Counsel and Chief Patent Counsel. Prior to joining Cytyc, Mr. Casey served as an attorney for Boston Scientific from 1998-2002, EMC Corporation from 1996-1998. Mr. Casey joined Digital Equipment Corporation’s (DEC) law department in 1992, where he served until 1996. Prior to this, Mr. Casey held various engineering positions with DEC and AT&T Network Systems from 1985 through 1992. Mr. Casey received a B.S. in Electrical Engineering from Syracuse University and a J.D. from Suffolk University.

GOVERNANCE OF OUR COMPANY

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Corporate Development Committee. The Board is composed of a majority of “independent” directors, and all of the committees are composed entirely of “independent” directors, as such term is defined in the listing standards of The Nasdaq Stock Market. The Board has determined that the following directors are “independent,” according to the above definition: Nancy Leaming, David LaVance, Lawrence Levy, Elaine Ullian, William McDaniel, Sally Crawford and Wayne Wilson. In addition, the Audit Committee is composed entirely of “independent” directors as such term is defined in Section 10A(m)(3) of the Securities Exchange Act of 1934.

The Board has adopted a charter for each of the four standing committees that address the make-up and functioning of such committee. The Board has also adopted a code of business conduct and ethics that applies to all of our employees, officers and directors.

Meetings of the Board of Directors and its Committees

The Board met 18 times during the fiscal year ending September 29, 2007 and each of our directors attended at least 75 percent of the total number of meetings of the Board and all committees of the Board on which he or she served.

Nomination of Directors

As provided in its charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. The Nominating and Corporate Governance Committee seeks to identify director candidates based on input provided by a number of sources, including (1) the Nominating and Corporate Governance Committee members, (2) our other directors or officers, (3) our stockholders and (4) third parties such as professional search firms. In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials.

Our bylaws also provide that any continuing Hologic director and continuing Cytyc director who serves as our director shall be nominated by our Nominating and Corporate Governance Committee of our Board for election as one of our directors at the annual meeting of stockholders to be held in 2008, subject to the fiduciary duties of the members of the Nominating and Corporate Governance Committee. For the 2009 annual meeting and thereafter, our nominations for persons to serve on the Board shall be determined by the Nominating and Corporate Governance Committee. Prior to the 2009 annual meeting, any amendment of or change to the section of our bylaws which includes this requirement shall require the affirmative vote of at least 75% of the full Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided such recommendations are submitted in accordance with the procedures set forth below. In order to provide for an orderly and informed review and selection process for director candidates, our Board has determined that stockholders who wish to recommend director candidates for consideration by the Nominating and Corporate Governance Committee must comply with the advance notice provisions and other requirements of Section 1.4 of our bylaws, as if such recommendation were a nomination. This notification must be received by us not earlier than September 11, 2008 and not later than December 11, 2008 and, and must provide information about the nominee’s qualifications for Board membership and other information required by the bylaws. Stockholders who intend to recommend a director candidate to the Nominating and Corporate Governance Committee for consideration are urged to obtain and thoroughly review a copy of our bylaws. To obtain a copy of our bylaws, stockholders should contact Hologic, Inc., Investor Relations, at 35 Crosby Drive, Bedford, MA 01730.

All candidates submitted by stockholders will be evaluated by the Nominating and Corporate Governance Committee in the same manner as all other director candidates.

Audit Committee

The Audit Committee is responsible for assisting our Board in the oversight of (i) our financial reporting process, accounting functions and internal controls and (ii), the qualifications, independence appointment, retention, compensation and performance of our independent auditors, and our internal financial and accounting controls. In addition, the Audit Committee, among other things, reviews and approves related party transactions (unless such review and approval has been delegated to another committee consisting solely of independent directors).

A copy of the written charter of the Audit Committee is attached to this Proxy Statement as Appendix A and is publicly available on the Company’s website at www.hologic.com. None of the current members of the Audit Committee are employees of our company and our Board has determined that each member of the Audit Committee is independent (as independence is defined in the current listing standards of the Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934). The Audit Committee met six (6) times during fiscal year 2007. Ms. Leaming and Messrs. Wilson, LaVance, Levy and McDaniel are the current members of the Audit Committee, and Ms. Leaming serves as Chairperson.

Audit Committee Financial Expert. The Board has determined that each of Messrs. Wilson and LaVance and Ms. Leaming qualify as an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K, and “independent” for purposes of current listing standards of The Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934.

Compensation Committee

The primary functions of the Compensation Committee include (i) reviewing and approving the compensation for each of our officers who is a “named executive officer” as defined in Item 402(a) of Regulations S-K and such other of our senior officers as the Compensation Committee deems appropriate, (ii) evaluating the performance of the Chief Executive Officer, the other of our “named executive officers” and such other of our senior officers as the Committee deems appropriate as it relates to their compensation, (iii) overseeing the administration and the approval of grants and terms of stock options or other equity awarded under our stock option and restricted stock and other equity-based compensation plans, which may include the delegation of authority to our Chief Executive Officer for the purpose of issuing options to our non-executive officers, and (iv) recommending compensation for members of the Board and each Committee thereof, for review and approval by the Board. In fiscal 2006, the Compensation Committee delegated limited authority to Jack Cumming, our Chief Executive Officer, as a special stock option committee, to award stock options to non-executives.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.hologic.com. The Compensation Committee met eight (8) times during fiscal year 2007. Messrs. LaVance, McDaniel and Wilson and Ms. Crawford, Ms. Leaming and Ms. Ullian are the current members of the Compensation Committee, and Ms. Crawford serves as Chairperson.

Compensation Committee Interlocks and Insider Participation The current members of the Compensation Committee are Ms. Crawford, Ms. Ullian, Ms. Leaming and Messrs. LaVance, Wilson and McDaniel. The members in our fiscal year 2007 consisted of Mr. LaVance, who served as the Chairperson, and Mr. Jacobs, Ms. Leaming and Dr. Lerner. No member of the Compensation Committee is or has ever been an executive officer or employee of our company (or any of its subsidiaries), and no “compensation committee interlocks” existed during fiscal year 2007.

For further information about our processes and procedures for the consideration and determination of executive and director compensation, please see “Compensation and Other Information Concerning Directors and Officers — Compensation Discussion and Analysis,” below.

Nominating and Corporate Governance Committee

In October 2007 we restructured our Nominating Committee and our Corporate Governance Committee into one Committee: The Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for recommending to the Board potential candidates to be nominated for election or appointment as our directors as well as consideration of issues relating to the corporate governance of our company, including periodically reviewing our corporate governance guidelines, reviewing and recommending to the Board any changes to the committee charters, recommending the membership and chair of our Board committees and leading the succession planning process for our executive officers. The Nominating and Corporate Governance Committee also considers suggestions regarding possible candidates for director as described above under “Nomination of Directors.”

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.hologic.com. The Nominating Committee met once during fiscal year 2007 and the Corporate Governance Committee met twice during fiscal year 2007. Messrs. Levy, McDaniel and LaVance are the current members of the Nominating Committee, and Mr. LaVance serves as Chairperson.

Corporate Development Committee

The Corporate Development Committee was formed in September 2004 to assist the Board in its oversight of strategic transactions and to assist management in reviewing and evaluating strategic transactions. The primary functions of the committee include (i) assisting management and our Board in its oversight of strategic transactions, (ii) assisting management and our Board in reviewing and evaluating strategic transactions, and (iii) reporting to the Board on the status of strategic transactions.

The Corporate Development Committee’s written charter is publicly available on our website at www.hologic.com. Messrs. LaVance, Wilson and Levy are the members of the Company’s Corporate Development Committee. Mr. Levy serves as Chairperson.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have, as a part of our Code of Business Conduct, adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, and other persons performing similar functions. Our Code of Ethics for Senior Financial Officers is publicly available on our website at www.hologic.com. We intend to satisfy the disclosure requirement under Item 5.05 of our Current Report on Form 8-K regarding an amendment to, or waiver from, a provision of this code by posting such information on our website, at the address specified above.

Attendance by Directors at the Annual Meeting of Stockholders

Our Board has scheduled a Board meeting in conjunction with the annual meeting of stockholders. Our directors are encouraged to attend the annual meeting of stockholders on March 11, 2008. All nine directors then serving on our Board attended the annual meeting of stockholders held on March 6, 2007.

Stockholder Communications with the Directors

Stockholders may contact our Board of Directors and committees thereof by writing to them c/o Investor Relations, Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730. All communications directed to our Board of Directors or a committee thereof will be delivered to our Board of Directors or the appropriate committee.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

Introduction

We are a diversified medical technologies company specializing in diagnostic imaging products and interventional devices dedicated to serving the healthcare needs of women. The healthcare industry in general, and the markets in which our products compete, are highly competitive and characterized by continual change and improvement in technology. Many of our competitors and potential competitors are larger and have greater financial resources than we do and offer a range of products broader than our products. Our ability to compete effectively in the markets within which we operate depends to a large extent on our success in identifying, recruiting, developing and retaining key management personnel. A key element of our human resource strategy is the design and implementation of a comprehensive approach to executive compensation that provides competitive and differentiated levels of pay based on corporate and individual performance and reinforces the alignment of the interests of the members of our executive management team with those of our stockholders.

This Compensation Discussion and Analysis provides narrative disclosure regarding the compensation plans, programs and arrangements we employed for our senior executive officers during our 2007 fiscal year. During our 2007 fiscal year, we had five executive officers. This number of our executive officers has increased to ten since our business combination with Cytyc Corporation on October 22, 2007. Specific details regarding the compensation paid to our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and three other most highly compensated executive officers (collectively called our “named executive officers”) during our 2007 fiscal year are set forth herein.

Due in large part to the consummation of our business combination with Cytyc, we have grown from a company of approximately 1,600 employees at the beginning of our 2007 fiscal year to a company of more than 3,500 employees as of November 12, 2007 and have recently added 20 senior level executives. Because of this rapid growth, the need to rationalize the compensation principles and practices employed by the two companies and the need to address important retention objectives with respect to a large number of new key employees added as a result of the Cytyc transaction, we are currently undertaking a comprehensive review of our compensation plans, programs and arrangements. We expect that a number of critical changes will result from this review. As further described herein, among the changes we have already implemented are the establishment of higher base salary levels and a return to the granting of stock options as a meaningful component of long term incentive compensation.

Oversight of our Executive Compensation Plans, Programs and Arrangements

All of our compensation and benefit programs are overseen by the Compensation Committee (the “Committee”) of our Board. Committee membership is determined by our Board and, consistent with the listing requirements of the Nasdaq Global Select Market as well as Section 162(m) of the Internal Revenue Code (the “Code”), the Committee is composed entirely of independent, non-employee members of the Board. During fiscal year 2007, Messrs. LaVance and Jacobs and Dr. Lerner and Ms. Leaming served on the Committee with Mr. LaVance serving as Chairperson. In connection with our business combination with Cytyc, Mr. Jacobs and Dr. Lerner retired from the Board and from the Committee effective October 22, 2007. As of October 22, 2007, Ms. Crawford assumed the role of Chairperson of the Committee, and the Committee is now comprised of Ms. Crawford, Ms. Leaming, Ms. Ullian, and Messrs. LaVance, Wilson and McDaniel. Ms. Crawford, Ms. Ullian and Messrs. Wilson and McDaniel, all of whom became members of our Board and the Committee at the time of our business combination with Cytyc, made no determinations with respect to our compensation and benefit programs during our fiscal year 2007.

The Committee’s responsibilities are specified in the Committee’s charter. The Committee meets regularly throughout the year. The Chairperson regularly reports on Committee actions and recommendations at full meetings of our Board. At Committee meetings, non-Committee members of the Board and others such as the CEO, the Senior Vice President of Human Resources, the Chief Financial Officer and other senior human resource employees, legal officers or external consultants or counsel, may be invited to provide information, respond to inquiries of the Committee and generally provide support to the Committee. The Committee also works directly with senior employees in our human resources department.

Glenn Muir, our Chief Financial Officer, is responsible for providing input relating to the financial targets to be established for the Key Employee Bonus Program described below, and for presenting data and analysis regarding the impact of the executive compensation programs on our financial performance.

Jack Cumming, our Chief Executive Officer, is responsible for reviewing the performance of his direct reports (including, during our fiscal 2007, Messrs. Cascella, Muir, Pekarsky and Dr. Stein) with the Committee, recommending base salary increases, reviewing bonus targets for the Key Employee Bonus Program, reviewing equity award levels under our long-term incentive plans, reviewing and assisting in the establishment of our short-term financial and non-financial performance goals for the company that are used as benchmarks in many of our compensation plans, and advising the Committee regarding the compensation program’s ability to attract, retain and motivate the level of executive talent necessary for our continued success. The Committee retains the sole authority to review Mr. Cumming’s performance and compensation.

Our Compensation Principles

Our executive compensation plans and programs are designed to attract and retain superior executive talent, to provide competitive and differentiated levels of pay based on corporate and individual performance and to closely align the interests of our executives with those of our stockholders.

Compensation Committee decisions are guided by the following basic principles:

Pay for performance — We believe that our compensation plans should motivate high performance among our executive officers within an entrepreneurial, incentive-driven culture. We believe that compensation levels should reflect both our short term and long term performance objectives. With respect to our short-term performance, we believe that our compensation plans should provide the flexibility to reflect the extent to which goals are missed, met, or exceeded, while taking into account an individual’s ability to directly influence company results. We believe that employees should receive increased compensation for superior performance and their compensation should be reduced if they underperform. We believe that with respect to our long-term performance, rewards realized under our long-term equity compensation plans should be driven largely by shareholder value;

Support our business strategy — We aim to design compensation plans that closely align compensation objectives with our business strategies and that enable a focus on creating sustainable, long-term growth and stockholder value;

Pay competitively — We aim to establish overall target compensation (compensation received when achieving expected results) that is competitive with that being offered to individuals holding comparable positions and producing similar results at other public companies with which we compete for business and talent; and

Focus on total compensation — We seek to use a mix of all available compensation components including base salary, annual incentives, long-term incentives, benefits and perquisites, in designing competitive compensation packages.

Over time, we believe these principles will help us to successfully identify, recruit, develop and retain talented employees who are committed to our success.

Our Executive Compensation Objectives

Consistent with the basic principles of our compensation philosophy, the Committee’s compensation decisions with respect to our executive officers are guided by the following objectives, each of which is designed to facilitate our long-term success:

Drive superior performance — Our compensation plans for executive officers are designed to encourage our leaders to achieve and exceed established performance targets;

Focus on long-term success — Our compensation plans for executive officers include a variety of long term incentive plans designed to encourage executives to focus on our long-term success and the creation of lasting stockholder value; and

Retain key executives — Our compensation plans for executive officers are focused on enabling the retention of those executives who have demonstrated superior talent and performance and whose continued employment is crucial to our future success.

Executive Compensation Process

During our 2007 fiscal year, the Committee undertook the following actions to establish and implement our compensation plans, programs and arrangements for executive officers:

1. Review of the annual performance of named executive officers to finalize fiscal year 2006 compensation decisions.

In October 2006, following the conclusion of our prior fiscal year, our CEO met with the Committee to discuss the performance and contribution of each of our executive officers, with specific attention paid to progress against operational and financial goals for the company and for the executive established during the prior year. This assessment included a discussion of each officer’s strengths and weaknesses and each officer’s place in our future. As it deemed appropriate, the Committee also met with specific executive officers in order to allow the Committee to form its own opinion of each individual’s performance. Based on this assessment of each executive officer’s performance during the prior fiscal year and our overall performance, on October 30, 2006, the Committee approved discretionary cash bonuses under our Key Employee Bonus Pool (as described below), cash contributions to our Supplemental Executive Retirement Plan (as described below), and restricted stock unit grants pursuant to our Second Amended and Restated 1999 Equity Incentive Plan (referred to herein as the “1999 Equity Incentive Plan”).

2. Establishment of base salaries and equity compensation targets for fiscal year 2007.

In October 2006, following the conclusion of our prior fiscal year, the Committee began the process of establishing appropriate overall compensation levels for our executive officers for fiscal year 2007. In conducting this process the Committee considered the recommendations of our CEO as well as our Senior Vice President, Human Resources regarding adjustments to base salaries and variable and equity compensation targets for our executive officers. Each of our executive officers outlined their respective goals and objectives (both quantitative and qualitative) for fiscal year 2007 in consultation with our CEO and our Senior Vice President, Human Resources. Our CEO developed his objectives in consultation with the Committee. The individualized goals and objectives were each presented to the Committee for its review and approval. After assessing the competitive landscape, our business strategy, our short term and long term performance goals and the individualized goals and objectives of our executive officers, the Committee employed its business judgment to set final base salary, target bonus amounts and equity compensation levels. The Committee did not use a quantitative method or use a mathematical formula to set any elements of compensation for a particular executive officer but rather utilized its discretion in establishing the overall compensation levels required to achieve our compensation objectives. The Committee did, however, verify its compensation decisions against the results of a comprehensive compensation survey of more than 650 public and private companies prepared by Radford Surveys (the “Radford Survey”) and against a smaller subset of survey respondents represented by life science companies with annual revenues of between $200 million and $1 billion.

Based upon all of this input, in December 2006 the Committee approved base salaries for our named executive officers effective January 1, 2007. In December 2006 the Committee also affirmed the continuation of our Key Employee Bonus Program and resolved to set aside 10% of our pre-tax income (calculated prior to the payment of bonus amounts) for discretionary bonus awards under this program with such amount subject to the periodic review of the Committee and established a target contribution amount to our Supplemental Executive Retirement Plan of $1.5 million for fiscal year 2007.

3. Engagement of Compensation Consultant and Development of Peer Group.

In January 2007, the Committee engaged DolmatConnell & Partners Inc. (the “Compensation Consultant”) as our independent compensation consultant. The Compensation Consultant does not perform any services for us other than for the Committee. The Committee sought the services of the Compensation Consultant in order to perform a comprehensive review of our compensation policies and to help establish the guiding principles and objectives of our overall compensation philosophy. One of the tasks undertaken by the Compensation Consultant during fiscal year 2007 was to construct a more tailored group of peer companies to enable the Committee to benchmark the elements of the total direct compensation (base salary, bonus and all long-term incentive plan benefits) paid to our named executive officers. This peer group was established after taking into account our projected revenues following our business combination with Cytyc. The Committee in consultation with the Compensation Consultant selected peer group companies based on the following factors:

•	Similarities in revenue levels and size of market capitalization;

•	Similarities to the industries within which we operate;

•	The generally overlapping labor market for top management talent; and

•	Our status as a publicly-traded, U.S.-based firm.

Based upon these factors, the following companies were selected as our peer group:

Allergan, Inc.	Beckman Coulter, Inc.	Biogen Idec, Inc.

C.R. Bard, Inc.	Celgene Corp.	Dade Behring Holdings, Inc.

DENTSPLY International, Inc.	Forest Laboratories	Genzyme Corp.

Kinetic Concepts, Inc.	Millipore Corp.	Waters Corp

Sepracor Inc.	St. Jude Medical, Inc.	Varian Medical Systems, Inc.

Pharmaceutical Product Development, Inc.

4. Review of the annual performance of named executive officers to finalize fiscal year 2007 compensation decisions.

On October 19, 2007, following the conclusion of fiscal year 2007 and prior to the consummation of our business combination transaction with Cytyc, the Committee, after taking into account our superior performance during fiscal year 2007 and the realization of virtually every individual and company performance target previously established by the Committee, approved discretionary cash bonuses under our Key Employee Bonus Pool, cash contributions to our Supplemental Executive Retirement Plan, restricted stock unit grants pursuant to our 1999 Equity Incentive Plan as amended and base salaries to be effective immediately following the completion of the business combination.

Components of our Executive Compensation Programs

Short-Term Compensation Elements

Base Salary

An executive’s base salary represents annual fixed compensation, and is a standard element of compensation, necessary to attract and retain talent. Base salary represents the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with us. Base salary is set at the Committee’s discretion after taking into account the competitive landscape, our business strategy, our short term and long term performance goals and individual factors such as position, salary history, individual performance, an individual’s length of service with us and placement within the general base salary range offered to our named executive officers. Based upon the data available to the Committee, the Committee employed its business judgment to establish base salary amounts for fiscal year 2007. The Committee then verified its compensation determinations against the results of the Radford Survey, which confirmed the Committee’s establishment of base salary compensation levels within the 50th percentile of similarly situated executives at companies who participated in the Radford Survey. At a Committee meeting held on December 12, 2006, the Compensation Committee approved increases in fiscal year 2007 base salaries for our named executive officers ranging between 4.17% and 7.14%, or approximately 5.53% on average. Effective January 1, 2007, Mr. Cumming’s base salary was increased from $485,000 to $510,000, Mr. Cascella’s base salary was increased from $350,000 to $375,000, Mr. Muir’s base salary was increased from $292,500 to $310,000, Dr. Stein’s base salary was increased from $230,000 to $240,000 and Mr. Pekarsky’s base salary was increased from $200,000 to $210,000.

In October 2007, the Committee reassessed the base salaries of our named executive officers on the assumption that the Cytyc business combination would be completed. This reassessment included the realization that the Cytyc business combination was a transforming transaction for our company and that as a result our executive officers would be assuming additional responsibilities given the significant increased size and scope of the combined companies. The Committee also took into account the critical need to retain our executive officers to facilitate the integration of the two companies and to achieve the desired benefits of the transaction, and the ongoing outstanding performance of our executives that translated into our unprecedented growth and success as detailed further below under the heading “Key Employee Bonus Program,” which among other things enabled us to complete the Cytyc business combination. With this background, the Committee further compared the base salaries of our named executive officers against the peer group constructed by our Compensation Consultant as described above and the base salaries of the executive officers of Cytyc and determined that our named executive officers were being paid less than the 50th percentile for comparable positions among peer group companies, and lower than the Cytyc executives as well. Based upon our executive officers’ importance to us and the success of the Cytyc business combination, and their strong track record of achievement, as well as what would have been our lagging position in the competitive marketplace, the Committee acted to substantially increase base salaries at a Committee meeting held on October 19, 2007. Effective as of October 22, 2007, Mr. Cumming’s base salary was increased from $510,000 to $925,000, Mr. Cascella’s base salary was increased from $375,000 to $550,000, Mr. Muir’s base salary was increased from $310,000 to $425,000, Dr. Stein’s base salary was increased from $240,000 to $275,000 and Mr. Pekarsky’s base salary was increased from $210,000 to $250,000.

Key Employee Bonus Program

The Key Employee Bonus Program presents each named executive officer (other than Mr. Pekarsky, who earns commission-based incentive compensation based on sales levels of products and services under his supervision) with the opportunity to earn a performance-based cash bonus. In keeping with our pay for performance philosophy, bonus payments are entirely subject to the discretion of the Committee and are contingent upon an executive officer’s achievement of stated goals and objectives as well as our overall financial performance. The Committee allocated funding for the Key Employee Bonus Program by benchmarking the total bonus pool against a percentage of our pre-tax earnings (before reduction for bonuses) and reserves the right to adjust the total bonus pool at its discretion. For fiscal 2007, the total bonus pool for the entire company, of which the executive bonuses are a portion, was established as 10% of pre-tax income. The Key Employee Bonus Program makes up a large portion of an executive’s annual compensation thereby linking a significant component of annual compensation to both individual and company performance.

Under the Key Employee Bonus Program and at the discretion of the Committee, cash bonuses may be awarded annually to each participating named executive officer of up to 150% of his base salary. Individual bonus determinations are made by reference to an executive’s performance against targets established by the Committee. For fiscal year 2007 these targets consisted of a variety of company specific financial metrics such as revenues, pre-tax income, gross margins, pre-tax return on sales, cash position, retirement of indebtedness and stock price performance as well as qualitative performance benchmarks such as our successful integration of acquired businesses, enhancement of our international reputation, overall performance against our long-term strategic plan and executive specific performance objectives. For fiscal year 2007, the Committee established specific performance targets that the Committee believed were achievable based on our budgets but that if obtained would represent significant growth in the business from fiscal year 2006.

In awarding bonuses under the Key Employee Bonus Program for fiscal year 2007, the Committee acknowledged the extraordinary performance of our named executive officers in realizing their individual as well as our company-wide objectives during the year. Our revenues increased by 60% from $462,000,000 in fiscal year 2006 to $738,000,000 in fiscal year 2007, our net income increased by 300% from $27,000,000 in fiscal year 2006 to $94,000,000 in fiscal year 2007, our stock price increased from $43.52 as of the end of fiscal year 2006 to $61.00 as of the end of fiscal year 2007, our named executive officers oversaw the successful integration of our important acquisitions of R2 Technology and Suros Surgical Systems and spearheaded our efforts in consummating the BioLucent acquisition and the largest transaction in our company’s history, our transformative business combination with Cytyc. As a result, bonuses exceeding the 150% of salary benchmark were awarded, as in the aggregate $2.24 million of the approximately $9.4 million allocated to the fiscal year 2007 Key Employee Bonus Program was allocated to four of our named executive officers. Mr. Cumming’s fiscal year 2007 bonus was $900,000, Mr. Cascella’s fiscal year 2007 bonus was $600,000, Mr. Muir’s fiscal year 2007 bonus was $500,000 and Dr. Stein’s fiscal year 2007 bonus was $240,000

Long-Term Compensation Elements

The Committee considers total cash and equity compensation when setting compensation levels of our named executive officers and attempts to balance short term and long term components of its compensation plans and programs. In doing so, the Committee considers the retention value of any long-term equity awards currently held by the executive and the financial impact that retirement or voluntary termination would have on the executive. The Committee has historically provided for long-term incentives for our named executive officers primarily through the grant of options to purchase shares of our common stock. The use of stock options as a meaningful component of long term compensation was effectively curtailed in fiscal year 2006 when we were required to adopt Statement of Financial Accounting Standards No. 123(R) requiring the expensing of stock options granted to employees based upon a determination of the fair value of any options granted as of the date of their grant. As a result, the Committee ceased granting stock options to our named executive officers in order to minimize any adverse accounting treatment resulting therefrom. The Committee attempted to replace the use of stock option grants through the adoption of alternative long-term incentive and retention programs for our named executive officers, including by adopting a Supplemental Executive Retirement Plan, the issuance of restricted stock units under our 1999 Equity Incentive Plan, and the execution of retention, severance and modified change of control agreements with certain of our named executive officers.

The Committee continually reviews our compensation plans, programs and arrangements in order to find the right mix of short term and long term compensation elements. To achieve our critical objective of retaining key employees of Cytyc who historically received a significant portion of their compensation in the form of stock option grants, and upon the recommendation of the Compensation Consultant, we have elected to return to the use of stock option grants as a significant component of the long term compensation offered to our executives.

On January 16, 2008, in furtherance of the Committee’s dual goals of retaining key executive officers following the consummation of our business combination with Cytyc and returning to the use of stock option grants as a significant component of the long term compensation offered to our executives, the Board approved two equal tranches of long term equity compensation awards to our executive officers, including each of the named executive officers. Each tranche of these awards included both a stock option and a time-based restricted stock unit component. One tranche was specifically designated as being issued as a “sign-on” grant meant to incentivize our executive officers to continue their employment with the company, by increasing their unvested share position, which in most cases was nomnal, following our business combination with Cytyc and the other tranche was designated as an award for fiscal year 2008 designed to provide meaningful long term compensation to our executives in the form of stock option and restricted stock unit grants that serve to align the interests of our executives with those of our stockholders. As part of these awards: Mr. Cumming was granted 125,000 stock options and 40,000 restricted stock units as a “sign on” bonus, and 125,000 stock options and 40,000 restricted stock units as a fiscal year 2008 long term compensation award; Mr. Cascella was granted 45,000 stock options and 15,000 restricted stock units as a “sign on” bonus, and 45,000 stock options and 15,000 restricted stock units as a fiscal year 2008 long term compensation award; Mr. Muir was granted 35,000 stock options and 10,000 restricted stock units as a “sign on” bonus, and 35,000 stock options and 10,000 restricted stock units as a fiscal year 2008 long term compensation award; Dr. Stein was granted 11,000 stock options and 4,000 restricted stock units as a “sign on” bonus, and 11,000 stock options and 4,000 restricted stock units as a fiscal year 2008 long term compensation award; and Mr. Pekarsky was granted 4,500 stock options and 1,500 restricted stock units as a “sign on” bonus, and 4,500 stock options and 1,500 restricted stock units as a fiscal year 2008 long term compensation award.

Retention and Severance Agreements

Retention agreements generally provide for the receipt of payments by an executive if he remains employed by us until a fixed future date while severance agreements provide for the receipt of payment by an executive if the executive’s employment is terminated by us without cause or by the executive for good reason. Retention agreements are designed to provide executives with the incentive to remain employed by us and are used as part of our total compensation packages as deemed appropriate by the Committee in order to retain our highest performing executives. Retention arrangements may provide both cash and equity incentives to help better align the interests of our executives with those of our stockholders and to provide incentives for the creation of long-term stockholder value.

In May 2006 we entered into retention agreements with Messrs. Cumming, Cascella and Muir. As a result, each of these executives will be entitled to a retention payment, consisting of a cash bonus and a number of shares of our common stock should the executive remain employed by us (or our successor) until December 31, 2008. The shares of stock to be issued under the retention agreements are represented by restricted stock units which vest on December 31, 2008 and were granted under our 1999 Equity Incentive Plan. The restricted stock units will be forfeited and the cash bonus will not be paid if the executive’s employment with us is terminated prior to December 31, 2008 for any reason whether such termination is initiated by the executive or by us.

Pursuant to their retention agreements, Mr. Cumming is eligible to earn $1.5 million in cash and 32,342 restricted stock units having a value of $1.5 million, Mr. Cascella is eligible to earn $1 million in cash and 10,781 restricted stock units having a value of $500,000, and Mr. Muir is eligible to earn $500,000 in cash and 10,781 restricted stock units having a value of $500,000. The value of all restricted stock units shown is as of the date of the grant, May 3, 2006.

In addition to the retention payments, if the executive is terminated by us without cause or resigns for good reason, then we are required to pay the executive (i) a lump sum cash payment equal to his accrued compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay, (ii) his pro rata bonus as determined in accordance with the agreement through the termination date, and (iii) a severance payment equal to the executive’s base salary and bonus amount for the period of one year from the termination date, such payments to be made in accordance with normal payroll practices and subject to applicable tax withholding and certain modifications that may be made as set forth in the applicable agreement. We have also agreed, under the retention and severance agreements, to continue to provide the applicable executive with medical and dental benefits on the same terms and conditions provided to other of our executives for a period of one year from the termination date. In the event any payments and benefits provided under the agreement are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

Effective as of October 22, 2007, we entered into a Second Retention Agreement with Mr. Cascella. The Committee determined that in order to provide Mr. Cascella with certainty with respect to his role with us following our business combination with Cytyc and in recognition of his superior performance, Mr. Cascella should be provided an additional opportunity to earn cash compensation and restricted stock units if he remains employed by us through October 22, 2010. Under the terms of the Second Retention Agreement with Mr. Cascella, he is entitled to receive a retention bonus equal to $1 million in cash on October 22, 2010 and 15,237 restricted stock units (with a value of $1 million as of October 22, 2007) that will vest on the same date. In the event that Mr. Cascella is terminated without cause or resigns for good reason, he will be entitled to the payment of the cash retention bonus and his restricted stock units will become fully vested.

The severance pay and benefits provided to the executives under the retention and severance agreements are in lieu of any other severance or termination pay to which the executive may be entitled under any of our other severance or termination plans, programs or arrangements. In the event that the executive is also a party to a change of control agreement with us and such agreement results in the payment of benefits to the executive as the result of a change of control, then the executive will not receive any compensation under the retention and severance agreement other than the retention payments, if and when earned.

Time-Vested Restricted Stock Units

Time-vested restricted stock units are contractual rights that entitle the executive to receive a fixed number of shares of our common stock upon vesting. Generally, our restricted stock units vest on the third anniversary of the date upon which they were granted. Prior to vesting, restricted stock units cannot be sold or transferred by the holder. The holder has voting and dividend rights during the vesting period.

In October 2006 the Committee granted time-vested restricted stock units to the named executive officers in consideration of their efforts during fiscal year 2006. All of these restricted stock units, vested upon the consummation of our business combination transaction with Cytyc, except for the restricted stock units held by Messrs. Cumming, Muir and Cascella, who waived the acceleration of vesting in connection with the business combination. These grants made in fiscal year 2007 reflecting the efforts of our named executive officers during fiscal year 2006 are more fully described in the tabular disclosure appearing below.

On October 19, 2007, the Committee approved the issuance of restricted stock units to be granted on October 22, 2007 immediately after the Cytyc business combination in the following amounts to our named executive officers in recognition of their performance during fiscal year 2007 (all values shown are as of October 22, 2007): Mr. Cumming was issued 3,809 restricted stock units having a value of $250,000; Mr. Cascella was issued 2,666 restricted stock units having a value of $175,000; Mr. Muir was issued 2,286 restricted stock units having a value of $150,000; Dr. Stein was issued 1,524 restricted stock units having a value of $100,000; and Mr. Pekarsky was issued 381 restricted stock units having a value of $25,000. All of these restricted stock units vest on October 22, 2010.

Supplemental Executive Retirement Plan (SERP)

A supplemental executive retirement plan (SERP) is a non-qualified retirement plan that provides the executive with benefits in excess of what may be provided under our 401(k) Savings and Investment Plan. The SERP is intended to assist in the retention of eligible executives by providing them with additional compensation in the form of retirement benefits.

Our SERP permits executives to contribute up to 75% of their base salary and 100% of their annual bonus to a supplemental retirement account. In addition, we retain the ability to make annual discretionary contributions to the SERP. Each SERP contribution we make to an executive is subject to a three year vesting schedule, such that 1/3rd of each contribution vests annually and each contribution is fully vested three years after the contribution is made. Our contributions become fully vested upon the death or disability of the participant or upon a change in control. Elective contributions made by the participant are 100% vested.

As described above, in October 2006 the Committee made SERP contributions for all named executive officers in consideration of their efforts during fiscal year 2006. These contributions made in fiscal year 2007 but reflecting the efforts of our named executive officers during fiscal year 2006 are more fully described in the tabular disclosure under the table “Supplemental Executive Retirement Plan” appearing below.

The Committee met with Mr. Cumming and the Compensation Consultant in September 2007 in order to discuss proposed SERP contributions for fiscal year 2007 for all named executive officers other than Mr. Cumming. The Committee noted our outstanding financial performance in fiscal year 2007 and based upon Mr. Cumming’s recommendation, on October 19, 2007, approved SERP contributions for our named executive officers as follows: Mr. Cascella received a $175,000 contribution, Mr. Muir received a $150,000 contribution, Dr. Stein received a $100,000 contribution and Mr. Pekarsky received a $25,000 contribution. The Committee independently determined that Mr. Cumming should receive a $250,000 SERP contribution.

401(k) Savings and Investment Plan

We sponsor a 401(k) Savings and Investment Plan, which is a qualified retirement plan that permits eligible employees, including the named executive officers, to elect to defer a portion of their compensation on a pre-tax basis. In fiscal year 2007, we matched 25% of a participant’s deferrals to the 401(k) Savings and Investment

Plan. During fiscal year 2007, we provided the following matching contributions under our 401(k) Savings and Investment Plan for each of our named executive officers: Mr. Cumming $3,894 and Messrs. Cascella, Muir, Pekarsky and Dr. Stein, $3,875 each.

Perquisites

During fiscal year 2007, we provided each of the named executive officers with an auto allowance in the following amounts: Mr. Cumming $15,624; Mr. Cascella $12,039, Mr. Muir $10,557, Dr. Stein $12,131 and Mr. Pekarsky $8,400, a portion of these amounts are related to business use.

We also pay for the provision of financial services to each of the named executive officers in an amount of up to $5,000.

Our named executive officers also participate in our other benefit plans on the same terms as our other employees. These plans include medical and dental insurance, life insurance, short and long-term disability insurance programs as well as customary vacation, leave of absence and other similar policies. Relocation benefits are also reimbursed but are individually negotiated when they occur.

Change of Control and Severance Agreements

In addition to the retention agreements described above, we have separate change of control agreements with our CEO and certain of our other executive officers. The Committee believes that it is in our best interests as well as the best interests of our stockholders to offer such benefits to these executive officers. We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives. The Committee believes that providing change of control benefits to senior executives eliminates or at least reduces, any reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders. In addition, the income security provided by competitive change in control arrangements helps eliminate any distraction caused by uncertain personal financial circumstances during the negotiations of a potential change of control transaction, a period during which we will require focused and thoughtful leadership to ensure a successful outcome.

Our change of control agreements provide certain specified benefits in the event of a “change in control” which is defined to include a variety of events, including significant changes in stock ownership, changes in our Board, certain mergers and consolidations, and the sale or disposition of all or substantially all of our consolidated assets.

The benefits available under our change of control agreements are structured as “single trigger” arrangements. That is, a change in control by itself results in a right to a change of control payment. We believe that by electing to enter into “single trigger” arrangements we have effectively eliminated any incentive for our executive officers to terminate their employment following a change of control transaction in reliance upon the “good reason” provisions of our change of control agreements.

The agreements provide that 30 days after a change of control, we are required to pay the executive a lump sum in cash equal to the sum of the executive’s annual salary for the fiscal year immediately preceding the change of control plus the executive’s highest annual bonus, multiplied by three. In addition, the agreements provide that, upon a change of control, all unvested stock options, stock appreciation rights or other equity awards held by the executive shall vest immediately and any options shall remain exercisable for a one-year period following the executive’s termination date. These agreements confer no benefits prior to a change of control. In the event that any payments received by the executive in connection with a change of control are subject to the excise tax imposed upon certain change of control payments under Section 280G of the Code, the agreements provide that our auditing firm immediately preceding the change of control shall compute the excise tax imposed on the executive and we shall pay that amount to the executive to provide the executive with a payment that is economically equivalent to the payment he would have received but for the imposition of the excise tax. Under the terms of these agreements, if the executive remains employed through the one year anniversary of a change of control, then the executive will receive a special bonus equal to the sum of the executive’s annual salary and highest annual bonus (as defined in the agreements). In addition, if termination of an executive’s employment occurs within the three-year period following a change of control of our company and such termination is by us (or our successor) without cause or termination is by the executive for good reason, then the executive will be entitled to receive, among other things, in a lump sum in cash: (i) the executive’s accrued salary; (ii) a pro rata portion of such executive’s highest annual bonus; (iii) to the extent not previously paid, the special bonus; (iv) continued welfare benefits for a period of one year; and (v) any compensation previously deferred by the executive and any accrued bonus amounts or vacation pay.

In connection with our business combination with Cytyc, Messrs. Cumming, Cascella and Muir each agreed to amend their change of control agreements in order to waive their right to receive any change of control payment or accelerated vesting of any equity award solely in connection with the Cytyc transaction. Dr. Stein did not waive his rights under his change of control agreement with respect to the Cytyc transaction. As a result, he was paid approximately $1.8 million pursuant to his change of control agreement. Dr. Stein will also be entitled to a special bonus if he remains employed by us through October 22, 2008.

We have also entered into a separation agreement with Mr. Pekarsky. Under the terms of this agreement, if Mr. Pekarsky’s employment is terminated for any reason other than cause, Mr. Pekarsky will receive a package of separation benefits including salary continuation of up to one year of base salary and continued medical and dental benefits up to the earlier of one year or such time as he becomes re-employed.

The amount of the estimated payments and benefits payable to Messrs. Cumming, Cascella, Muir, assuming a change of control of Company as of the last day of fiscal year 2007, is shown in the table below under the heading “Change of Control Severance Payments: Potential Payments Upon Change-in-Control.”

Tax and Accounting Considerations

The Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to its named executive officers (other than qualified performance-based compensation) exceeding $1 million. The only named executive officer who received cash and bonus in excess of $1 million dollars during fiscal year 2007 is Mr. Cumming, our CEO. Shortly after the end of fiscal year 2007, our stockholders approved a short-term incentive plan that will permit us to satisfy the performance based requirements under Section 162(m) for annual bonuses. However, the Committee retains the discretion to award compensation that does not meet the requirements of Section 162(m) when it considers it in our best interests to do so. The Committee has exercised this discretion, for example, when making stock awards without any performance-based conditions. The Committee believes that in some instances it is in the best interests of our stockholders to grant stock awards without performance-based conditions for the recruitment and retention of key executives, such as granting time-vested restricted stock.

When establishing executive compensation, the Committee considers the impact of such compensation on our financial reporting. In particular, the Committee considers the impact on current and future periods of all equity compensation grants it approves.

REPORT OF THE COMPENSATION COMMITTEE

We, the Compensation Committee of the Board of Directors of Hologic, Inc. (the “Company”), have reviewed and discussed the Compensation Discussion and Analysis set forth above with management of the Company, and based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report.

Compensation Committee:

Sally W. Crawford, Chairperson

David R. LaVance, Jr.

Nancy L. Leaming

Wayne Wilson

C. William McDaniel

Elaine S. Ullian

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The following table sets forth the annual and long-term compensation for fiscal year ended September 29, 2007 for (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) each of our three other most highly compensated executive officers who were serving as executive officers as of September 29, 2007 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)(2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (5)	Total ($)
John W. Cumming, Chief Executive Officer	2007	509,128	900,000	860,784	250,000	40,808	32,574	2,593,294
Robert A. Cascella, President and Chief Operating Officer	2007	374,911	600,000	449,266	175,000	42,008	29,150	1,670,335
Glenn P. Muir, Executive Vice President, Chief Financial Officer and Treasurer	2007	311,930	500,000	362,772	150,000	74,214	27,668	1,426,584
John R. Pekarsky, Senior Vice President	2007	213,352	245,000	28,593	25,000	4,747	25,511	542,203
Jay A. Stein, Chairman Emeritus and Chief Technology Officer	2007	243,434	240,000	67,538	100,000	4,411	29,242	684,625

(1)	Reflects the bonus earned for performance in fiscal year 2007 under the Key Employee Bonus Program, but paid to Named Executive Officers in fiscal year 2008.
(2)	Mr. Pekarsky’s bonus is a commission-based bonus. Mr. Pekarsky does not participate in our Key Employee Bonus Program.
(3)	Stock awards consist of restricted stock units and options to purchase shares of our Common Stock. Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs we recognized in fiscal year 2007 in accordance with SFAS No. 123R. The assumption used to calculate the value of restricted stock units and options are set forth under Note 9 “Stock Option Plans” of our consolidated financial statements included in our annual report on Form-10K for the year ended September 29, 2007. Additional restricted stock units were issued after the end of fiscal year 2007 and are discussed above in “Compensation Discussion and Analysis”
(4)	SERP contributions by us to the Named Executive Officer for their performance in fiscal 2007 were determined and paid in fiscal 2008.
(5)	All other compensation represents matching contributions made by us to our 401(k) Savings and Investment Plan, auto-allowance, financial planning, and the portion of health care insurance premiums paid by the company, on behalf of the Named Executive Officers, which is a benefit offered to all other employees. The amount of the auto allowance is as follows: Mr. Cumming $15,624; Mr. Cascella $12,039, Mr. Muir $10,557, Dr. Stein $12,131 and Mr. Pekarsky $8,400, a portion of this amount is related to business use.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock Underlying or Units (#)	Grant Date Fair Value of Stock and Option Awards ($/Sh) (1)
John W. Cumming	10/30/2006	5,174	250,000
Robert A. Cascella	10/30/2006	3,623	175,000
Glenn P. Muir	10/30/2006	3,106	150,000
John R. Pekarsky	10/30/2006	518	25,000
Jay A. Stein	10/30/2006	2,070	100,000

(1)	This column shows the full grant date fair value of restricted stock units under SFAS No. 123R granted to the Named Executive Officers. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the restricted stock units vesting schedule. For restricted stock units, fair value is calculated using the closing price of our Common Stock on the grant date.

On October 22, 2007, after the completion of fiscal year 2007, Mr. Cumming was granted 3,809 RSUs, Mr. Cascella was granted 17,903 RSUs (which includes the 15,237 RSUs granted to Mr. Cascella in connection with his Second Retention Agreement), Mr. Muir was granted 2,286 RSUs, Mr. Pekarsky was granted 381 RSUs and Dr. Stein was granted 1,524 RSUs. These RSUs were granted under our 1999 Equity Incentive Plan and are not reflected in the above or the below table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
John W. Cumming	60,000	7.13	11/06/2013	—		—
	132,500	10.18	11/03/2009	—		—
	50,000	23.46	9/15/2015	—		—
	—	—	—	5,176	(2)	315,736
	—	—	—	32,342	(3)	1,972,862
Robert A. Cascella	75,000	3.84	9/17/2013	—		—
	50,000	6.80	9/30/2013	—		—
	60,000	7.13	11/06/2013	—		—
	70,000	9.50	9/23/2009	—		—
	—	—	—	3,623	(2)	221,003
	—	—	—	10,781	(3)	657,641
Glenn P. Muir	8,416	2.89	7/31/2011	—		—
	12,000	3.00	12/8/2009	—		—
	150,000	4.75	9/17/2012	—		—
	100,000	5.13	11/13/2011	—		—
	140,000	7.13	11/06/2013	—		—
	30,000	9.50	9/23/2009	—		—
	70,000	10.18	11/03/2009	—		—
	30,000	23.46	9/15/2015	—		—
	—	—	—	3,106	(2)	189,466
	—	—	—	10,781	(3)	657,641
John R. Pekarsky	2,500	7.13	11/06/2013	—		—
	8,000	27.73	10/31/2015	—		—
	—	—	—	518	(2)	31,598
Jay A. Stein	5,000	4.76	9/17/2012	—		—
	20,000	7.13	11/06/2013	—		—
	—	—	—	2,070	(2)	126,270

(1)	Based upon the closing price of $61, which was the closing market price on the Nasdaq Global Select Market of our Common Stock on September 28, 2007, the last trading day for our Common Stock in fiscal year 2007.
(2)	These RSUs held by Messrs. Cumming, Cascella and Muir fully vest on the third anniversary of the grant date of October 30, 2006. The RSUs held by Messrs. Pekarsky and Stein accelerated in connection with the business combination with Cytyc and vested on October 22, 2007.
(3)	These RSUs were granted on May 3, 2006 and fully vest on December 31, 2008.

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($) (1)
John W. Cumming (2)	600,000	33,276,801.00
Robert A. Cascella (3)	80,000	4,299,144.00
Glenn P. Muir (4)	58,000	3,240,199.00
John Pekarsky (5)	16,000	721,035.20
Jay A. Stein	—	—

(1)	Value realized is calculated based on the difference between the closing market price of our Common Stock on the date of exercise and the exercise price.
(2)	Mr. Cumming exercised 37,500 stock options on February 5, 2007, with an exercise price of $2.89; 100,000 stock options on February 5, 2007, with an exercise price of $5.13; 25,000 stock options on February 5, 2007, with an exercise price of $4.75; 125,000 stock options on February 2, 2007, with an exercise price of $4.75; 180,000 stock options on February 5, 2007, with an exercise price of $7.125; 35,000 stock options on February 7, 2007, with an exercise price of $9.50; and 97,500 stock options on February 6, 2007, with an exercise price of $9.50.
(3)	Mr. Cascella exercised 60,000 stock options on February 2, 2007, with an exercise price of $7.125 and 20,000 stock options on November 22, 2006, with an exercise price of $7.125.
(4)	Mr. Muir exercised 10,000 stock options on May 2, 2007, with an exercise price of $9.50; 10,000 stock options on April 4, 2007, with an exercise price of $9.50; 10,000 stock options on March 7, 2007, with an exercise price of $9.50; 10,000 stock options on February 2, 2007, with an exercise price of $9.50; 10,000 stock options on May 25, 2007, with an exercise price of $3.00; 4,000 stock options on January 1, 2007, with an exercise price of $3.00 and 4,000 stock options on December 27, 2006, with an exercise price of $3.00.
(5)	Mr. Pekarsky exercised 2,500 stock options on November 10, 2006, with an exercise price of $6.55; 10,000 stock options on November 10, 2006, with an exercise price of $4.75; 2,500 stock options on November 10, 2006, with an exercise price of $7.125 and 1,000 stock options on November 10, 2006, with an exercise price of $27.73.

Change of Control/Severance Payments:

POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL

Name	Potential Payments Upon Change-in- Control ($)	Special Bonus($)	Share Awards($) (1)	SERP Benefits($) (2)	Welfare Benefits($) (3)	Outplace- ment ($)	Total($)
John W. Cumming	3,825,000	1,275,000	315,736	165,000	22,521	25,000	5,628,257
Robert A. Cascella	2,812,500	937,000	221,003	115,500	22,521	25,000	4,134,024
Glenn P. Muir	2,325,000	975,000	189,466	99,000	22,521	25,000	3,435,967
Jay A. Stein	1,800,000	600,000	126,270	66,000	22,521	25,000	2,639,791

(1)	Assumes a change of control price of $61, which was the closing market price on the Nasdaq Global Select Market of our Common Stock on September 28, 2007, the last trading day of fiscal year 2007. All options are fully-vested in accordance with their terms. Unvested restricted stock units held by the Named Executive Officer would be fully accelerated in connection with a change of control, except that restricted stock units issued to Messrs. Cumming, Cascella and Muir pursuant to their retention and severance agreement executed on May 3, 2006 do not vest in the event of a change of control.
(2)

Under the terms of our SERP (see discussion below), employer contributions to the SERP are fully vested in the event of a change of control. Employer contributions vest one-third (1/3) each year following the year of contribution. Therefore, two-thirds (2/3) of the contributions made in fiscal year 2007 for fiscal year 2006 would have vested assuming a change of control on the last day of the plan year.
(3)	Includes medical and welfare benefits.

Change of Control Agreements are in effect between us and the following Named Executive Officers: Messrs. Cumming, Muir and Cascella and Dr. Stein. The agreements are intended to encourage the executives to continue to carry on their duties in the event of a change of control of our company. The agreements provide that 30 days after a change of control, we shall pay the executive a lump sum in cash equal to the sum of the executive’s annual salary for the fiscal year immediately preceding the change of control plus the executive’s highest annual bonus, multiplied by three. In addition, the agreements provide that, upon a change of control, all unvested equity awards shall vest immediately and any options held by the executive shall remain exercisable for a one-year period following the executive’s termination date.

In addition, if the executive remains employed through the one year anniversary of a change of control, then the executive will receive a special bonus equal to the sum of the executive’s annual salary and highest annual bonus (as defined in the agreement). In addition, if termination of an executive’s employment occurs within the three-year period following a change of control and such termination is by us (or our successor) without cause or termination is by the executive for good reason, then the executive will be entitled to receive, among other things, in a lump sum in cash: (i) the executive’s accrued salary; (ii) a pro rata portion of such executive’s highest annual bonus; (iii) to the extent not previously paid, the special bonus; (iv) continued welfare benefits for a period of one year; and (v) any compensation previously deferred by the executive and any accrued bonus amounts or vacation pay.

These agreements confer no benefits prior to a change of control. In the event that any payments received by the executive in connection with a change of control are subject to the excise tax imposed upon certain change of control payments under Section 280G of the Code, the agreements provide that our auditing firm immediately preceding the change of control shall compute the excise tax imposed on the executive and we shall pay that amount to the executive to provide the executive with a payment that is economically equivalent to the payment he would have received but for the imposition of the excise tax.

In connection with our business combination transaction with Cytyc, Messrs. Cumming, Cascella and Muir each agreed to amend their change of control agreements to waive their right to receive any change of control payment or accelerated vesting of any equity award in connection with our business combination transaction with Cytyc. This waiver is only effective with respect to the Cytyc transaction and these three executives are still entitled to benefits under the change of control agreement if we are subject to another change of control or if they are terminated without cause or resign for good reason. Information regarding applicable payments under the change of control and severance arrangements for the Named Executive Officers is provided in the table above “Potential Payments Upon Change-in-Control.” Dr. Stein did not waive his rights under the change of control agreement and in connection with our business combination transaction with Cytyc on October 22, 2007, he was paid approximately $1.8 million in accordance with the terms of his change of control agreement. Dr. Stein will also be entitled to a special bonus if he remains employed with us as of October 22, 2008.

Severance Payments

Under the terms of the retention and severance agreement discussed above under “Compensation Discussion and Analysis,” Messrs. Cumming, Cascella and Muir receive severance if they are terminated by us without cause or they resign for good reason. Good reason is defined in the agreements to mean a material diminution in the Named Executive Officer’s offices, titles, and reporting requirements as they are in effect ninety (90) days prior to the notice of termination, reduction in base salary or bonus opportunity, the executive being based at an office location more than fifty miles from our headquarters as of the date of execution, any purported termination by us of the executive for other than cause or the failure by us to require any successor in a business combination to expressly assume the agreement. The severance payments payable to the executive upon a termination for good reason or termination without cause by us include payment of a pro-rata bonus, a severance payment equal to one times the executive’s base salary and the average of the bonuses earned during the three full fiscal years prior to the termination date and continuation of medical and dental benefits for one year from the termination date. In no event will the Named Executive Officers be entitled to receive duplicative benefits under the severance agreement and separately under a change of control agreement. The retention and severance agreement provides that if they are entitled to a payment under the change of control agreement, then they will not be entitled to any severance benefits under the retention and severance agreements.

We have also entered into a separation agreement with Mr. Pekarsky. Under the terms of the separation agreement, if Mr. Pekarsky’s employment is terminated for any reason other than cause, Mr. Pekarsky will receive salary continuation of up to one year’s base salary and continued medical and dental benefits up to the earlier of one year or such time as the executive becomes re-employed.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate/ Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
John W. Cumming	175,000	250,000	40,808	—	465,808
Robert A. Cascella	262,500	175,000	42,008	—	479,508
Glenn P. Muir	428,692	150,000	74,214	—	652,906
Jay A. Stein	—	100,000	4,411	—	53,602
John Pekarsky	23,854	25,000	4,747	—	104,411

(1)	These contributions were determined and paid in fiscal 2007 for contributions by the Named Executive Officers in fiscal 2006. In addition, we made contributions in the same amounts to the Named Executive Officers in fiscal 2008 for contributions by such officers in fiscal 2007.

Effective as of March 15, 2006, we adopted a Supplemental Executive Retirement Plan (the “SERP”), to provide non-qualified retirement benefits to a select group of our senior management and highly compensated employees including the Named Executive Officers. The SERP is a deferred compensation plan that permits the Named Executive Officers to elect to contribute up to 75% of their annual base salary and 100% of their annual bonus to their SERP. In addition, we have the discretion to make annual discretionary contributions on behalf of participants in the SERP. Contributions made by us are subject to a three year vesting schedule, such that each contribution is one-third vested each year and are fully-vested three years after the contribution is made. Our contributions become fully vested upon death or disability of the participant or a change of control. Voluntary contributions made by the Named Executive Officer are 100% vested.

A separate SERP account is established for each Named Executive Officer and each account will be credited with earnings, if any, based on the performance of mutual funds in which the account is invested. The obligations under the SERP will be our general unsecured obligations to pay money in the future. We established a rabbi-trust as a source of funds which can satisfy the obligations under the SERP. The Named Executive Officers have no rights to any assets held by the rabbi-trust, except as general creditors. The Named Executive Officers’ rights to any amounts credited to his SERP account may not be alienated, sold, transferred, assigned, pledged, attached or otherwise encumbered by the Named Executive Officer and may also pass upon his/her death pursuant to a beneficiary designation in accordance with the terms of the SERP.

A Named Executive Officer is entitled to his SERP benefits upon the earlier of his normal retirement date (as defined in the SERP) or termination of his employment. SERP benefits will be equal to the total of the following: the Named Executive Officer’s deferrals and the vested portion of our discretionary contributions, plus earnings thereon. SERP benefits are paid in lump sum, or at the Named Executive Officer’s election, in annual installments for a period of up to fifteen years. Distributions of SERP benefits will be made on or about

January 15th immediately following the earlier of the Named Executive Officer’s normal retirement date or termination of employment, or, if later, forty-five days following the earlier of his/her normal retirement date or termination of employment. In certain instances, the Code requires that distribution not be made to a Named Executive Officer until six months after his/her separation from service. The Named Executive Officer may also elect to receive a portion of his/her deferrals while continuing to be employed by us, subject to making an election at the time that he/she elects to make a contribution to the SERP. A Named Executive Officer may also receive a distribution if he/she suffers an unforeseeable emergency in accordance with the Code.

COMPENSATION OF DIRECTORS

The following table sets forth the compensation for fiscal year ended September 29, 2007 for our directors who were serving as such as of September 29, 2007.

Name	Fees Earned or Paid in Cash	Option Awards ($)	Total
Dr. Laurie Fajardo	98,000	378,240	$476,240
Irwin Jacobs	102,600	378,240	$480,840
David LaVance, Jr.	111,975	378,240	$490,215
Nancy Leaming	110,100	378,240	$488,340
Dr. Arthur Lerner	102,600	378,240	$480,840
Lawrence Levy	105,225	378,240	$483,465

Cash Compensation. During fiscal 2007, each non-employee director was entitled to receive the following cash compensation:

•	Annual Payments.

•	An annual cash payment of $60,000, payable $15,000 per quarter.

•

An additional annual cash payment of $7,500, payable $1,875 per quarter, for the chairperson of each of the Compensation Committee, Corporate Development Committee, Corporate Governance Committee and Audit Committee.

•	Board Meeting Fees.

•	$2,500 for each meeting of the Board at which the non-employee director was physically present.

•	$1,000 for each meeting of the Board at which the non-employee director participated by telephone.

•	Committee Meeting Fees.

•

$2,500 for each meeting of the Audit Committee, Nominating Committee, Compensation Committee, Corporate Governance Committee and Corporate Development Committee at which the non-employee director was physically present, if the meeting was held on a day other than the day of a meeting of the Board and $600 if held on the same day as the meeting of the Board, but no fee if the committee meeting was held at the same time or immediately in conjunction with the meeting of the Board.

•	$1,000 for each meeting of a committee of the Board at which the non-employee director participated by telephone.

Option Awards. In addition to cash compensation, non-employee directors are eligible to receive stock options pursuant to our 1999 Equity Incentive Plan. The 1999 Equity Incentive Plan provides that, unless otherwise determined by the Board, each of our directors who is not one of our employees is automatically granted a nonqualified option to acquire 50,000 shares of Common Stock as of the date the director is first elected to the Board. The option price is equal to the fair market value of the Common Stock on the date of grant and the expiration date is the tenth anniversary thereof. Each such nonqualified option will become exercisable in 20% installments beginning on January 1 of the first year after the grant date, and on January 1 of each year thereafter, until such option becomes fully exercisable on January 1 of the fifth year following the grant date. The 1999 Equity Incentive Plan further provides that each of our non-employee directors who has served as a director for at least six months is automatically granted a nonqualified option to acquire 8,000 shares of Common Stock as of January 1st of each year. The exercise price of such options is equal to the fair market value of the Common Stock on such date and the expiration date is the tenth anniversary thereof. These options are exercisable in equal six-month installments over two years following the date of grant.

Compensation to Departing Directors in Connection with our Business Combination with Cytyc. In connection with our business combination transaction with Cytyc, our Compensation Committee determined to accelerate the annual fees that otherwise would have been payable through March 2008 to those of our independent directors who did not continue as our directors after the Cytyc transaction. Accordingly, each of our independent directors who did not continue as one of our directors following the Cytyc transaction received the full amount of any unpaid annual fees payable through March 2008. As such, we paid Dr. Laurie Fajardo $20,000; Irwin Jacobs $20,000 and Dr. Arthur Lerner $20,000.

In connection with our business combination transaction with Cytyc, stock options to purchase shares of our Common Stock held by independent directors who did not continue as our directors after the Cytyc transaction vested and became fully exercisable and will remain exercisable until December 2009. Accordingly, the following options were accelerated.

Name	Number of Shares Underlying Stock Options that Vested in Connection with the Cytyc Transaction
Dr. Laurie Fajardo (1)	46,000
Irwin Jacobs (2)	8,000
Dr. Arthur Lerner (3)	38,000

(1)	Consists of options to purchase 6,000 shares with an exercise price of $47.28; and options to purchase 40,000 shares with an exercise price of $48.17.
(2)	Consists of options to purchase 2,000 shares with an exercise price of $37.92; and options to purchase 6,000 shares with an exercise price of $47.28.
(3)	Consists of options to purchase 30,000 shares with an exercise price of $18.475; options to purchase 2,000 shares with an exercise price of $37.92; and options to purchase 6,000 shares with an exercise price of $47.28.

Option Awards in Connection with the Cytyc Transaction. In connection with our business combination transaction with Cytyc, we granted each continuing Cytyc director who, at the effective time of the Cytyc transaction, became one of our non-employee directors as well as each of our non-employee directors who, following the effective time of the Cytyc transaction, continued as one of our non-employee directors, an option to purchase 50,000 shares of our Common Stock pursuant to the terms of our 1999 Equity Incentive Plan. Accordingly, on October 22, 2007, each of Messrs. Levy, LaVance, Levangie, McDaniel and Wilson, Ms. Leaming, Ms. Crawford and Ms. Ullian each received an option to purchase 50,000 shares of our Common Stock, at an exercise price of $65.63. These options vest in the same manner as the automatic grant of options to new non-employee directors described above. In connection with the grant of an option to purchase 50,000 shares of our Common Stock on October 22, 2007, the continuing Hologic directors agreed to forego their automatic grant of options to purchase 8,000 shares of our Common Stock that they would have otherwise received on January 1, 2008 pursuant to the terms of our 1999 Equity Incentive Plan. The continuing Cytyc directors are not eligible for the automatic grant of options to purchase 8,000 shares under our 1999 Equity Incentive Plan because such persons had not served as our directors for a period of six months before January 1, 2008.

Agreements with New Directors in Connection with the Cytyc Transaction. In connection with our business combination transaction with Cytyc, Patrick J. Sullivan, the former chairman, chief executive officer and president of Cytyc was appointed one of our directors, we agreed to employ him as one of our executive officers and we entered into an Amended and Restated Retention and Severance Agreement (the “Sullivan Retention Agreement”) and an Amended and Restated Change of Control Agreement (the “Sullivan Change of Control Agreement”) with him. In connection with the Cytyc transaction, Daniel J. Levangie, a director and former executive vice president of Cytyc and president of Cytyc Surgical Products, became one of our directors, and we entered into a Separation and Release Agreement with him, dated October 22, 2007, in connection with the termination of Mr. Levangie’s employment with Cytyc immediately prior to the effective time of the Cytyc transaction (the “Levangie Separation and Release Agreement”). We also entered into indemnification agreements with each of Mr. Sullivan, Mr. Levangie, Ms. Crawford, Mr. McDaniel, Mr. Wilson and Ms. Ullian, our new directors.

Sullivan Retention Agreement. The Sullivan Retention Agreement provides that Mr. Sullivan will be employed as executive chairman and one of our executive officers and will receive an annual salary of $700,000. For the employment period through December 31, 2007, Mr. Sullivan will be eligible for an annual bonus award as determined in accordance with Cytyc’s former executive incentive plan. Effective January 1, 2008, Mr. Sullivan will be eligible to receive an annual bonus of up to 150% of his base salary subject to the terms and conditions of our executive bonus plan.

The Sullivan Retention Agreement further provides that Mr. Sullivan will be paid a retention bonus of $1,500,000 on the date that is two years after the date of closing of the Cytyc transaction (the “Retention Date”) if he is continuously employed by us as our executive chairman and executive officer or, if applicable, of our successor or assigns during that time. As more fully described in the Sullivan Retention Agreement and except as noted in the following paragraph, the retention bonus will not be paid to Mr. Sullivan in the event he ceases to serve in the specified capacity prior to the Retention Date for any reason, including, without limitation, his death, disability, resignation without good reason or termination of his employment by us for cause. In addition, on the effective date of the Cytyc transaction, we agreed to issue to Mr. Sullivan 22,855 restricted stock units for a total amount of $1,500,000 based upon the fair market value of our Common Stock as of such date. These restricted stock units vest on October 22, 2009 unless accelerated as provided below, and are subject to the terms and conditions of a restricted stock unit agreement with Mr. Sullivan (the “Sullivan RSU Agreement”).

If Mr. Sullivan is terminated without cause or if Mr. Sullivan notifies us that he has “good reason” (as defined in the agreement), then Mr. Sullivan will be paid the applicable retention bonus and all restricted stock units granted under the Sullivan RSU Agreement will immediately vest within fifteen days of such termination.

If Mr. Sullivan’s employment is terminated during the term of the Sullivan Retention Agreement, then he will be entitled to the following additional compensation and benefits:

If Mr. Sullivan’s employment is terminated (i) by us for cause or disability, (ii) by reason of the Mr. Sullivan’s death or (iii) by Mr. Sullivan other than for good reason, then we will pay to Mr. Sullivan accrued compensation only.

If Mr. Sullivan’s employment is terminated by us without cause or by Mr. Sullivan for good reason, then Mr. Sullivan will be entitled to each and all of the following: all accrued compensation; a pro rata bonus; a lump sum equal to his base salary plus bonus amount; continued medical and dental benefits on the same terms and conditions provided to other of our executives for a period of one year from the date of termination; and out-placement services provided by Crenshaw Associates, Inc. or a comparable search firm or, in the alternative, reimbursement of Mr. Sullivan in the amount of up to $50,000.

In the event that any payment by us to Mr. Sullivan under the Sullivan Retention Agreement would be subject to the excise tax imposed upon certain change of control payments under federal tax laws, the payments will be reduced if and to the extent necessary so that no such payment will be subject to the excise tax.

Sullivan Change of Control Agreement. The Sullivan Change of Control Agreement provides that 30 days after a change of control, we will pay Mr. Sullivan a lump sum in cash equal to three times his annual salary for the fiscal year immediately preceding the change of control plus his highest annual bonus (as defined in the Sullivan Change of Control Agreement). In addition, the Sullivan Change of Control Agreement provides that, notwithstanding any provision to the contrary contained in any option, restricted stock agreement or other equity compensation agreement or plan, upon a change of control, all unvested stock options, restricted stock or stock appreciation rights held by him will become immediately exercisable for a one-year period following his termination date. The Sullivan Change of Control Agreement confers no benefits prior to a change of control.

In the event that any payments received by Mr. Sullivan in connection with a change of control are subject to the excise tax imposed upon certain change of control payments under federal tax laws, the Sullivan Change of Control Agreement provides that our auditing firm immediately preceding the change of control will compute the excise tax imposed on Mr. Sullivan and we will pay that amount to Mr. Sullivan to provide Mr. Sullivan with a payment that is economically equivalent to the payment he would have received but for the imposition of the excise tax.

Under the terms of the Sullivan Change of Control Agreement if Mr. Sullivan remains employed through the one-year anniversary of a change of control, then he will also receive a special bonus (the “Special Bonus”) equal to the sum of his annual salary and the greater of the annual bonus (as defined in the Sullivan Change of Control Agreement) paid or payable for the most recently completed fiscal year during the employment period or the highest annual bonus. In addition, if termination of Mr. Sullivan’s employment occurs within the two-year period following a change of control and such termination is by us (or our successor) without cause or by Mr. Sullivan for good reason, then Mr. Sullivan will be entitled to receive, among other things: (i) all accrued and unpaid compensation; (ii) the Special Bonus, to the extent not previously paid or accrued; and (iii) continued welfare benefits for a period of one year. In addition, Mr. Sullivan’s life insurance policy will be transferred to him.

The description above is a summary of the terms of the Sullivan Retention Agreement, the Sullivan Change of Control Agreement and the Sullivan RSU Agreement. This description does not purport to be complete and it is qualified in its entirety by reference to the documents themselves. Copies of the Sullivan Retention Agreement and the Sullivan Change of Control Agreement have been incorporated by reference as exhibits to our annual report on Form 10-K for the fiscal year ended September 29, 2007 and are incorporated herein by reference.

Levangie Separation and Release Agreement. Pursuant to the Levangie Separation and Release Agreement, we and Cytyc have agreed to pay Mr. Levangie a severance payment equal to $3,840,644, which includes amounts due to Mr. Levangie under his prior change of control agreement with Cytyc and a severance and retention agreement entered into with us in connection with the Cytyc transaction. We have also agreed to pay Mr. Levangie’s COBRA continuation premiums for 18 months following termination.

The description above is a summary of the terms of the Levangie Separation and Release Agreement. This description does not purport to be complete and it is qualified in its entirety by reference to the Levangie Separation and Release Agreement itself. A copy of Levangie Separation and Release Agreement has been incorporated by reference as an exhibit to our annual report on Form 10-K for the fiscal year ended September 29, 2007 and is incorporated herein by reference.

CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS

John W. Cumming. In fiscal 2007, we paid Mr. Cumming’s wife compensation in the aggregate amount of approximately $129,472.36 for services rendered to our company in her capacity as our Director of Marketing.

Transactions with Directors. In connection with our business combination transaction with Cytyc, we entered into certain agreements with our new directors and also granted some benefits to those of our directors who continue to serve as our directors following our business combination transaction with Cytyc and those that no longer serve as our directors, as more fully described under – Compensation to Directors.

Review, Ratification and Approval. Our Audit Committee reviews and approves related party transactions (unless such review and approval has been delegated to another committee consisting solely of independent directors).

PROPOSAL NO. 2

AMENDMENT TO CERTIFICATE OF INCORPORATION

Introduction

Our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), currently authorizes the issuance of 300,000,000 shares of Common Stock and 1,622,685 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), of which 30,000 shares have been designated Series A Junior Participating Preferred Stock (“Series A Preferred Stock”). As of the Record Date             shares of Common Stock were outstanding and no shares of Preferred Stock are outstanding. In addition, as of the Record Date,             shares of Common Stock are subject to outstanding stock options,             shares of Common Stock are reserved for issuance pursuant to future grants under our employee stock plans (including, for this purpose the Hologic, Inc. 2008 Employee Stock Purchase Plan and the Hologic, Inc. 2008 Equity Incentive Plan which are being proposed to stockholders at our annual meeting as described herein, as well as the 1999 Equity Incentive Plan and options which we assumed in connection with the Cytyc Merger), 64,742 shares are reserved for issuance upon the conversion of the remaining outstanding 2.25% Senior Convertible Notes of Cytyc due March 2024, which we assumed in connection with our business combination transaction with Cytyc, and 27,935,168 shares of Common Stock are reserved for issuance upon the conversion of our 2.00% Senior Convertible Notes due 2037 which were issued and sold in December 2007. Therefore, our total Common Stock share requirement as of the Record Date was approximately             shares (the “Share Requirement”).

Description of the Proposed Amendment

On January 11, 2008, our Board unanimously approved an amendment to Article Four of the Certificate of Incorporation (the “Amendment”), subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Certificate of Incorporation by 400,000,000, for a total of 750,000,000 shares. Nothing in the proposed amendment would change the number of authorized shares of our Preferred Stock. The primary purpose of the Amendment is to provide a sufficient number of shares of Common Stock to declare a stock dividend, of one share of our Common Stock for each share of Common Stock outstanding, which the Board intends to approve at the Board meeting immediately following the annual meeting of stockholders to which this proxy statement relates, provided that stockholder approve Proposal No. 2. The full text of the proposed Amendment is set out in Appendix B to this proxy statement. The stockholders are being asked to approve such Amendment. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. The authorized but unissued shares of Common Stock would be available for issuance from time to time for such purposes and for such consideration as the Board may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval. The additional shares of authorized Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock currently issued and outstanding. If the proposal is not approved by the stockholders, no Amendment will be filed, the stock dividend will not be declared and the proposal will not be implemented.

Vote Required

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on this proposal will be required to approve the proposed Amendment to our Certificate of Incorporation. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the proposed Amendment to our Certificate of Incorporation.

Purposes of the Proposed Amendment

The primary purpose of the Amendment is to provide a sufficient number of shares of Common Stock to effect the stock dividend which the Board intends to approve at the Board meeting immediately following the annual meeting of stockholders to which this proxy statement relates, provided that stockholder approve Proposal No. 2., pursuant to which each stockholder of record on the record date established by the Board would be entitled to receive one additional share of Common Stock for each share of Common Stock held on the established record date. In addition, pursuant to our Rights Plan entered into on September 17, 2002, as amended one preferred share purchase right to purchase a fraction of a share of our Series A Preferred Stock is deemed to be delivered with each share of outstanding Common Stock.

As of the Record Date, our Certificate of Incorporation authorizes 300,000,000 shares of Common Stock and our Share Requirement is             . Accordingly, we do not have an adequate number of authorized shares of Common Stock to enable the payment of the 1-for-1 stock dividend the Board intends to approve at the Board meeting immediately following the annual meeting of stockholders to which this proxy statement relates, provided that stockholder approve Proposal No. 2. The Board therefore approved the Amendment, subject to stockholder approval, to increase the number of shares authorized under the Certificate of Incorporation from 300,000,000 to 750,000,000.

In addition, our Board believes that it is in our best interest to increase the number of authorized shares of our Common Stock beyond the number necessary to effect the stock dividend in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise without the expense or delay of a special meeting of stockholders to approve additional authorized shares at that time. Such business needs may include future stock dividends or splits, equity financings, acquisitions, adopting new or modifying current employee benefit plans and other proper corporate purposes identified by our Board in the future. Any future issuance of our Common Stock would remain subject to separate stockholder approval if required by Delaware law or the rules of any national securities exchange on which shares of our Common Stock are then listed.

If the proposal is approved by the stockholders, upon the effective date of the Amendment, we would have approximately             shares of Common Stock authorized and available for future issuance after giving effect to the intended 1-for-1 stock dividend, exclusive of the Share Requirement. If the proposal is not approved by the stockholders, the number of authorized shares of our Common Stock will remain at 300,000,000, the stock dividend will not be declared and we would have approximately             shares of Common Stock which remain authorized and available for future issuance, exclusive of the Share Requirement.

Other than as permitted or required under our 1999 Equity Incentive Plan, our outstanding options, our restricted stock units and our proposed Hologic, Inc. 2008 Employee Stock Purchase Plan and Hologic, Inc. 2008 Equity Incentive Plan, and for conversion of the 2.25% Senior Convertible Notes of Cytyc and our 2.00% Senior Convertible Notes, our Board has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purposes.

Our Board believes that the proposed increase in the number of authorized shares of Common Stock will make a sufficient number of shares available, should we decide to use our shares for one or more of such previously mentioned purposes or otherwise. We reserve the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by our Board.

Other Potential Effects of the Proposed Amendment

If the stockholders approve the proposed Amendment, our Board may cause the issuance of additional shares of Common Stock without further vote of our stockholders, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of our Common Stock are then listed. Under our Certificate of Incorporation, our stockholders do not have preemptive rights to subscribe to additional securities which may be issued by us, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of our Common Stock. In addition, if our Board elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders.

In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our Board. For example, it may be possible for our Board to delay or impede a takeover or transfer of control of our company by causing such additional authorized shares to be issued to holders who might side with our Board in opposing a takeover bid that our Board determines is not in our and our stockholders’ best interests. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. Our Board, however, is not aware of any attempt to take control of our company and our Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Additional Anti-Takeover Considerations

There are other provisions currently in our Certificate of Incorporation, Second Amended and Restated Bylaws, Rights Plan and Delaware law which could have an anti-takeover effect. A summary of these provisions is set forth below. These provisions, as well as the authority of our Board to issue additional shares of Common Stock and accelerate the exercisability of the rights under our Rights Plan could be used by our Board in a manner calculated to prevent the removal of management and make more difficult or discourage a change in control of our company. The distribution of rights and certain aspects of the following provisions in our Certificate of Incorporation and Bylaws were designed to afford our Board the opportunity to evaluate the terms of a takeover attempt without haste or undue pressure, advise stockholders of its findings, and to negotiate to protect the interests of all stockholders.

Certificate of Incorporation and Bylaws

We are authorized to issue 1,622,685 shares of Preferred Stock, of which 30,000 shares have been designated as Series A Preferred Stock which are purchasable pursuant to preferred share purchase rights issued pursuant to our Rights Plan summarized below under the heading “Rights Plan”. As of the Record Date, no shares of Preferred Stock were outstanding. Our Board, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange on which our securities may be listed) has the authority to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including: dividend rights; dividend rates; conversion rights; voting rights; terms of redemption; redemption prices; liquidation preferences; and the number of shares constituting any series or the designation of such series. If our Board elects to exercise this authority, the rights and privileges of holders of shares of Common Stock could be made subject to the rights and privileges of such series of Preferred Stock. Although the Board has no intention at the present time of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Our Certificate of Incorporation contains a so-called “anti-greenmail” provision. This provision is intended to discourage speculators who accumulate beneficial ownership of a significant block of stock of a company and then, under the threat of making a tender offer or instigating a proxy contest or some other corporate disruption, succeed in extracting from the company a premium price to repurchase the shares acquired by the speculator. This tactic is known as greenmail. The anti-greenmail provision prohibits us from purchasing any shares of

Common Stock from a related person, who has beneficially owned such Common Stock or right to purchase such Common Stock for less than two years prior to the date of such purchase, at a per share price in excess of the fair market value at the time of the purchase unless the purchase is approved by the holders of two-thirds of the outstanding shares of Common Stock, excluding any votes cast by the related person. The term “related person” means any person (other than our company or one of our subsidiaries or one of our founders) who acquires more than five percent of our voting stock. Stockholder approval is not required for such purchases when the offer is made available on the same terms to all holders of shares of Common Stock or when the purchases are effected on the open market.

Our Certificate of Incorporation also contains a provision that requires the affirmative vote of the holders of 80% of the outstanding Common Stock to approve amendments to the Certificate of Incorporation or to approve extraordinary transactions that are required to be approved by stockholders under the Delaware General Corporation Law, including mergers, sales of substantially all of our assets and dissolution, if the actions are not approved by a majority of our continuing directors. The Certificate of Incorporation provides that the affirmative vote of the holders of only a majority of the outstanding Common Stock is required to approve such matters if they have been approved by our continuing directors. The term “continuing director” is defined to mean (i) any member of our Board who is unaffiliated with a related person and was a member of our Board prior to the time any such person became a related person and (ii) any successor to such a continuing director who is not affiliated with any related person and is recommended to succeed a continuing director by a majority of the continuing directors then on our Board. A majority of the continuing directors can designate a new director to be a continuing director, even though such person is affiliated with a related person. The effect of this provision of the Certificate of Incorporation is to make it unlikely that any transaction requiring a stockholder vote would receive the requisite approval unless supported by management.

Another provision included in our Certificate of Incorporation requires our Board to consider social, economic and other factors in evaluating whether certain types of corporate transactions proposed by another party are in our and our stockholders’ best interest. These transactions include (i) the purchase or exchange of securities or property for any of our outstanding equity securities, (ii) the merger or consolidation of our company with another corporation and (iii) the purchase or other acquisition of all or substantially all of our properties and assets.

Our Second Amended and Restated Bylaws provide that stockholders seeking to nominate candidates for election as directors at, or propose other business to be brought before, an annual or special meeting of stockholders must meet specified procedural requirements. These provisions may preclude stockholders from making nominations for directors at, or proposing other business to be brought before, an annual or special meeting of stockholders. Our Second Amended and Restated Bylaws also do not permit stockholders to call a special meeting of stockholders. Our bylaws also require approval of 80% of the outstanding Common Stock to remove a director from office and that the removal may only be for cause.

Rights Plan

Our Board has adopted a Rights Plan. As a result, we issued one preferred share purchase right for each outstanding share of Common Stock. One preferred share purchase right will be issued for each additional share of Common Stock that we issue. The rights become exercisable if, without the prior approval of our Board, a person or group acquires 15% or more of our outstanding Common Stock or commences or announces a tender or exchange offer which would result in such ownership. Each right that becomes exercisable entitles the registered holder to purchase (as adjusted to reflect our 2 for 1 stock split in 1995) one five-hundredth of a share of our Series A Preferred Stock at a purchase price of $60.00 per one five-hundredth of a share, subject to further adjustment. If the Amendment is approved and the proposed stock dividend is effected, in accordance with the terms of the Rights Plan (i) the number of one five-hundredths of a share of our Series A Participating Preferred Stock purchasable upon exercise of each preferred share purchase right will be adjusted so that each preferred share purchase right will entitle the registered holder to purchase one half of the number of one five-hundredths of a share of Series A Preferred Stock upon the proper exercise of a right; and (ii) each share of Common Stock outstanding after the stock dividend shall have issued with respect to it that number of preferred share purchase rights which each share of Common Stock outstanding immediately prior to the stock dividend had issued with respect to it.

If, after the rights become exercisable, we were to be acquired through a merger or other business combination transaction or 50% or more of our assets or earning power were sold, each right would permit the holder to purchase, for the purchase price, common stock of the surviving company having a market value of twice the purchase price.

The rights expire on January 1, 2013, unless we redeem or exchange the rights prior to this date. The purchase price payable and the shares of preferred stock issuable upon exercise of the rights are subject to adjustment as described in the Rights Plan. In addition, our Board retains the authority to redeem, at $0.001 per right, the rights at any time prior to the acquisition by a person or group of 15% or more of the outstanding Common Stock.

Anti-take over provisions of our 2.0% Convertible Notes due 2037.

Our 2.0% Convertible Notes provide that if a fundamental change occurs prior to the maturity date of the notes, the holders of the notes will have the right, at their option, to require us to repurchase all or a portion of their notes. In addition, if a fundamental change occurs prior to the maturity date of the notes, we will in some cases increase the conversion rate for a holder that elects to convert its notes in connection with such designated event. Pursuant to our 2.0% Convertible Notes, a fundamental change includes (i) a change in control of our company, (ii) a merger, consolidation or transfer of substantially all or our assets, or a recapitalization or reclassification in which all or substantially all of our common stock is exchanged for or converted into cash, securities or other property, (iii) a majority change in those of our directors, who on the date of original issuance of the notes, constituted our Board or whose election or nomination was approved by at least a majority of our directors then still in office, (iv) a liquidation or dissolution of our company; or (v) the occurrence of an event as a result of which the shares of our common stock, or shares of any other capital stock into which the notes are convertible, are not listed for trading on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market. However, such a fundamental change does not occur in a transaction where 90% of the consideration paid for our Common Stock consists of shares of common stock (or American Depositary Receipts in respect of shares of common stock) traded on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market and, as a result of the completion of such transaction the notes become convertible into such common stock.

In addition, the indenture for the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes.

These and other provisions could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to our stockholders.

Section 203 of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or was, within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, an owner of 15% or more of a corporation’s voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of our company or reducing the price that certain investors might be willing to pay in the future for shares of Common Stock.

PROPOSAL NO. 3

HOLOGIC, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN

Summary of the Proposal

At the annual meeting, our stockholders will be requested to consider and act upon a proposal to approve the Hologic, Inc. 2008 Stock Purchase Plan (the “Stock Purchase Plan”). On December 7, 2007, our Board, subject to stockholder approval, approved the adoption of the Stock Purchase Plan. Our Compensation Committee and our Board believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. The Stock Purchase Plan is intended to provide our employees with additional incentives by permitting them to acquire Common Stock at a slightly reduced price through payroll withholding. The maximum aggregate number of shares of our Common Stock available under the Stock Purchase Plan is 200,000.

On the Record Date, the market price, as reported by the NASDAQ Stock Exchange, of our Common Stock, the class of stock which can be purchased under the Stock Purchase Plan, was $             per share.

The Stock Purchase Plan is being submitted for approval to our stockholders in order to obtain favorable tax treatment for shares purchased thereunder under the Section 423 of the Code.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on the approval of the Stock Purchase Plan at our annual meeting is required to approve Stock Purchase Plan. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposals to approve the Stock Purchase Plan.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the Hologic, Inc. 2008 Employee Stock Purchase Plan.

Summary of the Stock Purchase Plan

The following summary description of the Stock Purchase Plan is qualified in its entirety by reference to the text of the Stock Purchase Plan which is attached hereto as Appendix C.

Purpose. The Stock Purchase Plan is intended to provide our employees with additional incentives by permitting them to acquire Common Stock at a slightly reduced price through payroll withholding.

Effective Date. The Stock Purchase Plan was approved on December 7, 2007, subject to approval of our stockholders.

Term. The Stock Purchase Plan provides that it shall terminate when all of the shares of Common Stock reserved for the purposes of the Stock Purchase Plan have been purchased. The Stock Purchase Plan can also be terminated by our Board at any time effective on the termination of the then current offering period. Upon such termination or any other termination of the Stock Purchase Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

Eligible Participants. The Stock Purchase Plan provides that all our employees (including officers and employee directors) who work more than twenty hours per week and more than five months in any calendar year and who have completed three consecutive months, or two years, whether or not consecutive, of employment on or before the first day of the applicable offering, are eligible to participate. However, no employee who holds five percent (5%) or more of our Common Stock is eligible to participate. All of our employees who meet the above criteria are currently eligible to participate in the Stock Purchase Plan.

Securities Offered and Terms of Participation. The maximum number of shares of Common Stock which may be purchased by employees under the Stock Purchase Plan will be 200,000, subject to adjustments for stock splits, stock dividends and similar transactions. Such shares may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by us, including shares purchased in the open market.

Eligible employees who elect to participate in the Stock Purchase Plan give notice to us and instruct us to withhold a specified dollar amount from their salary during the following six-month period (the periods run from the last business day in February to August 31 and August 31 to the last business day in February the following year and each is referred to as an “Offering Period”). In addition, the Compensation Committee may, in its sole and absolute discretion, provide for additional Offering Periods provided that such Offering Period shall not exceed twenty-seven (27) months or any other limitation imposed by Section 423 of the Code. On the last business day of that Offering Period, the amount withheld is used to purchase Common Stock at a price equal to 95% of the fair market value of our Common Stock (as reported on national securities exchange where our Common Stock is listed) on the last day of the Offering Period (the “Option Exercise Price”). We technically grant an option to each participant, on the first day of the Offering Period, to purchase, on the last day of the Offering Period, at the Option Exercise Price, that number of shares of Common Stock that his or her accumulated payroll deductions on the last day of the Offering Period will pay for at such price. The option is automatically deemed to be exercised if the employee is still a participant on the last day of the Offering Period. Participation ends automatically upon termination of employment with us.

A participating employee may authorize a payroll deduction of any even dollar amount, equal to not more than ten percent (10%) of his or her base pay (including commissions, if applicable), but not less than $5.00 per payroll period. Deductions from any employee’s compensation may not be increased or decreased during an Offering Period. Under the Stock Purchase Plan, the number of shares purchased at the end of any Offering Period may not be more than 1,000 shares. Further, no employee may be granted an option which permits the employee’s right to purchase Common Stock under the Stock Purchase Plan to accrue at a rate which exceeds $25,000 of fair market value of such stock per year.

An employee may withdraw from the Stock Purchase Plan, and withdraw all of the payroll deductions credited to his or her account under the Stock Purchase Plan, at any time prior to the last business day of any Offering Period. Upon such a withdrawal, we will refund, without interest, the entire remaining balance of the employee’s deductions.

Administration. The Stock Purchase Plan is administered by the Compensation Committee, and may be amended by our Board from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would materially increase the number of shares of Common Stock which may be issued under the Stock Purchase Plan, materially increase the benefits accruing to participants in the Stock Purchase Plan or materially modify the requirements as to eligibility for participation in the Stock Purchase Plan.

United States Federal Tax Consequences

The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. As noted above, each participating employee is granted an option on the first day of the Offering Period, which is automatically exercised if the employee is still a participant on the last day of the Offering Period. An employee will not recognize income on the grant or exercise of an option under the Stock Purchase Plan. In addition, we will not have a deductible compensation expense as a result of such grant or exercise, unless there is a premature disposition, as described in the next paragraph. If the employee does not dispose of the shares of Common Stock for at least two years from the grant of an option under the Stock Purchase Plan and for at least one year after exercising the option, or in the event of his or her death, the employee will realize ordinary income upon disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the Common Stock at the time of disposition over the Option Exercise Price, or (ii) the excess of the fair market value of the Common Stock on the first day of the Offering Period over the Option Exercise Price. The sum of this amount plus the Option Exercise Price paid will be the employee’s tax basis in the Common Stock. An employee will recognize long-term capital gain (or loss) to the extent the sale proceeds exceed (or are exceeded by) the tax basis. If the sale price is less than the price paid, the employee will not recognize any ordinary income, and any loss that he suffers on the sale will be a capital loss.

If shares purchased under the Stock Purchase Plan are sold by an employee within two years after the option is granted or within one year after the option is exercised, then the employee will realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the Option Exercise Price, or, if less, the excess of the sale proceeds realized on disposition of the shares over the Option Exercise Price. Any remaining gain will be treated as capital gain, which may be long or short term, depending on the time that the shares are held. If an employee does recognize ordinary income as a result of a premature disposition, a compensation deduction is allowed to us in an equal amount.

The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the purchase of shares under the Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

New Plan Benefits

Because the number of shares to be acquired under the Stock Purchase Plan depends on the elections made by participants, we are not able to, as of the Record Date, estimate the number of shares that may be acquired under the Stock Purchase Plan by our named executive officers, all current executive officers as a group and all employees. Our executive officers have a financial interest in this proposal because, if adopted, the Stock Purchase Plan would increase the number of shares available for issue under Stock Purchase Plan to executives and other employees.

PROPOSAL NO. 4

HOLOGIC, INC. 2008 EQUITY INCENTIVE PLAN

Summary of the Proposal

At the annual meeting, our stockholders will be requested to consider and act upon a proposal to approve the Hologic, Inc. 2008 Equity Incentive Plan, (the “2008 Equity Incentive Plan”). On January 11, 2008, our Board, subject to stockholder approval at the annual meeting, approved the adoption of the 2008 Equity Incentive Plan.

Our Compensation Committee and our Board believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. As of the Record Date              shares were available under our 1999 Equity Incentive Plan for issuance to our employees and the 1999 Equity Incentive Plan terminates on March 3, 2009. The maximum aggregate number of shares of our Common Stock available for issuance under the 2008 Equity Incentive Plan is 10,000,000. If stockholders approve the 2008 Equity Incentive Plan, we will immediately cease to grant options under the 1999 Equity Incentive Plan and no further options will be granted under the 1999 Equity Incentive Plan.

On the Record Date, the market price, as reported by the NASDAQ Stock Exchange, of our Common Stock, the class of stock underlying all options, awards and purchases subject to the 2008 Equity Incentive Plan, was $             per share.

The 2008 Equity Incentive Plan is being submitted for approval to our stockholders in accordance with the requirements of The Nasdaq Stock Market, Inc., to qualify certain plan awards under Internal Revenue Code (“Code”) Section 162(m), and to obtain favorable tax treatment for incentive stock options, or ISOs, under Code Section 422.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on the approval of the 2008 Equity Incentive Plan at our annual meeting is required to approve the 2008 Equity Incentive Plan. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at our annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposal to approve the 2008 Equity Incentive Plan.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the Hologic, Inc. 2008 Equity Incentive Plan.

Summary of the 2008 Equity Incentive Plan

A summary of the 2008 Equity Incentive Plan is set forth below. The full text of the 2008 Equity Incentive Plan is attached to this Proxy Statement as Appendix D.

Purpose. The purposes of the 2008 Equity Incentive Plan are to attract and retain employees and directors to provide an incentive for them to assist us in achieving our long-range performance goals, and to enable them to participate in our long-term growth.

Effective Date. The 2008 Equity Incentive Plan will become effective on the date of our annual meeting of stockholders, if it is approved by our stockholders.

Term. The term of the 2008 Equity Incentive Plan expires on the tenth anniversary of its effective date.

Securities to be Offered and Eligible Participants. The 2008 Equity Incentive Plan is proposed to provide for the issuance of a maximum of 10,000,000 shares pursuant to the grant of options (“Options”); restricted shares (“Restricted Stock Awards”); and restricted stock units, deferred shares, performance shares, stock units, stock appreciation rights and stock or phantom stock awards (“Stock Based Awards”) to our and our subsidiaries’ and parents’ employees, consultants, directors, executive officers and any other persons who our Board has determined to have made (or is expected to make) contributions to our company. All of our employees, executive officers and non-employee directors are eligible to participate in the 2008 Equity Incentive Plan. No employee may be granted awards under the 2008 Equity Incentive Plan in any fiscal year pursuant to which such employee would be entitled to receive more than 1,500,000 shares or our Common Stock.

The shares of our Common Stock available for issuance under the 2008 Equity Incentive Plan are subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations. Shares subject to an award that expires or is terminated, unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the 2008 Equity Incentive Plan.

Administration. The 2008 Equity Incentive Plan is administered by our Board. Our Board may, to the extent permitted by applicable law, delegate any or all of its powers under the 2008 Equity Incentive Plan to a committee or sub committee of our Board. Our Board has initially delegated the authority to administer the 2008 Equity Incentive Plan to the Compensation Committee of our Board.

Options. Subject to the provisions of the 2008 Equity Incentive Plan, our Board may award options and has the authority to select the optionees and determine the terms of the options granted, including: (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option, (iv) the duration of the option and (v) the time, manner and form of payment upon exercise of an option. As provided under the 2008 Equity Incentive Plan, the number of shares of our Common Stock underlying a stock option and the exercise price thereof will continue to adjust when we effect a stock split, stock dividend, merger or similar event.

The exercise price per share for each option, including both ISOs and Non-Qualified Stock Options (“NQSO”) to be granted under the 2008 Equity Incentive Plan may not be less than the fair market value per share of our Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock, the price per share for such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of our Common Stock on the date of grant. In no event may our Board amend an outstanding option agreement to reduce the exercise price or otherwise re-price or institute an option exchange program, unless such action is approved by our stockholders.

Each option granted will expire on the date specified by our Board, but not more than (i) ten years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock. Generally, no ISO may be exercised more than 90 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a maximum of 180 days after such termination.

Restricted Stock Awards. Subject to provisions of the 2008 Equity Incentive Plan, our Board may grant shares of restricted stock to participants with such restricted periods and other conditions as our Board may determine and for no cash consideration or such other consideration as may be required by applicable law or by our Board. Our Board determines the exercise price per share for Purchases under the 2008 Equity Incentive Plan.

Stock Based Awards. Subject to the provisions of the 2008 Equity Incentive Plan, our Board may award stock awards, which may be designated as award shares based upon certain conditions, securities convertible into our Common Stock, stock appreciation rights, phantom stock awards, performance stock, deferred stock, restricted stock units, shares of our Common Stock not subject to any restrictions, stock units, or other awards. Our Board determines the exercise price per share for Awards under the 2008 Equity Incentive Plan.

Performance and Annual Incentive Awards. Section 162(m) of the Code limits publicly-held companies such as our company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2008 Equity Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(1)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(2)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(3)	the material terms under which the compensation is to be paid must be disclosed to and approved by stockholders of the corporation before payment is made in a separate vote (this approval is accomplished by the stockholders’ approval of the 2008 Equity Incentive Plan); and

(4)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (1) above) is deemed satisfied, and the certification requirement (summarized in (4) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the 2008 Equity Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified domestic or international subsidiaries or business units of our company (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals: economic value added; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; cash flow; earnings per share; operating income; operating income before income taxes; net income; net income before income taxes; operating margin; ratio of debt to stockholder’s equity; reduction of debt, return on equity; return on assets; revenue; and total shareholder return; or any other individual company business-related objective that is objectively determinable within the meaning of Section 162(m) and Treasury Regulations promulgated thereunder including, but, not limited to, market penetration, total market capitalization and enterprise value, business retention, new product generation, cost controls and targets (including costs of capital), customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, implementation of business process controls and recruiting and retaining personnel. The Compensation Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set and measured individually, alternatively or in any combination and may be applied to our company as a whole or to a specified subsidiary or business unit and measured on an absolute basis or relative to a pre-established target to a previous period’s result or to a designated comparison group.

General Provisions. Each grant of ISOs, NQSOs, Restricted Stock Awards, Stock Based Awards, Performance Based Awards and Annual Incentive Based Awards shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the 2008 Equity Incentive Plan as our Board considers necessary or advisable. Each type of grant may be made alone, in addition to, or in relation to any other type of grant. The terms of each type of award need not be identical and our Board need not treat participants uniformly. Our Board may amend, modify or terminate any outstanding grant, including substituting therefor another award, changing the date of exercise or realization and converting an ISO to a NQSO, provided that the participant’s consent to such action shall be required unless our Board determines that the action would not materially and adversely affect the participant.

Our Board may amend, suspend or terminate the 2008 Equity Incentive Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations. Our Board may also create a sub plan under the 2008 Equity Incentive Plan to comply with the laws and regulations of any foreign country in which we may seek to grant options and awards to persons eligible to participate in the 2008 Equity Incentive Plan.

Our Board will determine the effect on an award of the death, disability, retirement or other termination of employment of a participant and the extent to which and period during which the participant’s legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder. Except as otherwise provided by our Board, grants under the 2008 Equity Incentive Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution or, with respect to any awards other than ISOs, pursuant to a qualified domestic relations order or to certain trusts or other estate planning vehicles.

Our Board, in its discretion, may take certain actions in the event of a change in control of our company, including (i) providing for the acceleration of any time period relating to the exercise or realization of the grant, (ii) providing for the repurchase of the grant for an amount equal to the difference of (x) the consideration received per share for the securities underlying the grant in the change of control minus (y) the per share exercise price of such securities, (iii) adjusting the terms of the award in order to reflect the change in control, (iv) causing the award to be assumed, or new rights substituted therefor, by another entity, (v) providing for the termination of the award, or (vi) making such other provision as our Board may consider equitable and in our best interest, provided that, in the case of an action taken with respect to an outstanding award, the participant’s consent to such action shall be required unless our Board determines that the action, taking into account any related action, would not materially and adversely affect the participant.

United States Federal Income Tax Consequences

The following discussion of United States federal income tax consequences of the issuance and exercise of Options, Awards and Purchases granted under the 2008 Equity Incentive Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service, all of which are subject to change (perhaps with retroactive effect). It is not intended to be a complete discussion of all of the United States federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state and local tax consequences that are not discussed herein.

Incentive Stock Options: The following general rules will be applicable under current United States federal income tax law to ISOs granted under the 2008 Equity Incentive Plan:

1.	In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and we are not entitled to a federal income tax deduction upon either the grant or exercise of an ISO. However, under certain circumstances there may be alternative minimum tax, as described above.

2.

If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

3.	If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the requisite Holding Periods (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4.	In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, we generally will be entitled to a corresponding deduction for federal income tax purposes, provided we report the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

5.	The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain or loss.

6.	Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds 12 months.

7.	An optionee may be entitled to exercise an ISO by delivering shares of our Common Stock to us in payment of the exercise price, if the optionee’s ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

8.	In addition to the tax consequences described above, the exercise of ISOs may result in an “alternative minimum tax” under the Code. The Code provides that an “alternative minimum tax” (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income,” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9.	Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Non-Qualified Stock Options: The following general rules are applicable under current federal income tax law to NQSOs to be granted under the 2008 Equity Incentive Plan:

1.	The optionee generally does not recognize any taxable income upon the grant of a NQSO, and we are not entitled to a federal income tax deduction by reason of such grant.

2.	The optionee generally will recognize ordinary compensation income at the time of exercise of the NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. We may be required to withhold income tax on this amount.

3.	When the optionee sells the shares acquired through the exercise of a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds 12 months, such gain or loss will be a long-term capital gain or loss.

4.	We generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee pursuant to the exercise of a NQSO, provided that we report the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

5.	An optionee may be entitled to exercise a NQSO by delivering shares of our Common Stock to us in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules will apply.

6.	Special rules apply if the Common Stock acquired through the exercise of a NQSO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Restricted Stock Awards and Stock Based Awards: The following general rules are applicable under current federal income tax law to the grant of Restricted Stock Awards and Stock Based Awards under the 2008 Equity Incentive Plan:

1.	Persons receiving Common Stock or cash pursuant to a Restricted Stock Award and Stock Based Award generally recognize ordinary income equal to the cash or fair market value of the shares received, reduced by any purchase price paid,

2.	We generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss.

3.	Special rules apply if the stock acquired pursuant to a Stock Based Award is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the venue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

New Plan Benefits

No grants under the 2008 Equity Incentive Plan have been or will be made prior stockholder approval of the 2008 Equity Incentive Plan.

Equity Compensation Plan Information

We maintain a number of equity compensation plans for employees, officers, directors and others whose efforts contribute to our success. The table below sets forth certain information as of our fiscal year ended September 29, 2007 regarding the shares of our common stock available for grant or granted under equity incentive plans that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (a)	Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights (b)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,590,898	$22.08	942,512
Equity compensation plans not approved by security holders (2)	352,796	$7.33	—
Total	2,943,694	$20.31	942,512

(1)	Includes the following plans: Amended and Restated 1990 Non-employee Director Stock Option Plan; 1995 Combination Stock Option Plan; Second Amended and Restated 1999 Equity Incentive Plan; and 2000 Employee Stock Purchase Plan. Also includes the following plans which we assumed in connection with our acquisition of Fluoroscan Imaging Systems in 1996: FluoroScan Imaging Systems, Inc. 1994 Amended and Restated Stock Incentive Plan and FluoroScan Imaging Systems, Inc. 1995 Stock Incentive Plan. For a description of these plans, please refer to Footnote 9 contained in our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended September 29, 2007.
(2)	Includes the following plans: 1997 Employee Equity Incentive Plan and 2000 Acquisition Equity Incentive Plan. A description of each of these plans is as follows:

1997 Employee Equity Incentive Plan. The purposes of the 1997 Employee Equity Incentive Plan (the “1997 Plan”) adopted by our Board in May 1997, was to attract and retain key employees, consultants and advisors, to provide an incentive for them to assist us in achieving long-range performance goals, and to enable such person to participate in our long-term growth. In general, under the 1997 Plan, all employees, consultants and advisors who were not our executive officers or directors were eligible to participate in the 1997 Plan. The 1997 Plan is administered by a committee consisting of at least three members of the Board appointed by the Board. Participants in the 1997 Plan were eligible to receive non-qualified stock options, stock appreciation rights, restricted stock and performance shares. A total of 2,200,000 shares of common stock were reserved for issuance under the 1997 Plan. Of the shares reserved for issuance under the 1997 Plan, options to purchase 502,784 shares have been granted and are outstanding. In September 2005, our Board determined that no further awards would be made under this plan and cancelled all remaining 166,084 shares available for issuance under the 1997 Plan that are not subject to outstanding stock option awards.

2000 Acquisition Equity Incentive Plan. The purpose of the 2000 Acquisition Equity Incentive Plan (the “2000 Plan”) adopted by our Board in April 2001, was to attract and retain (a) employees, consultants and advisors of newly acquired businesses who had been or were being hired as our employees, consultants or advisors or any of our consolidated subsidiaries, and (b) our employees, consultants and advisors who had or were anticipated to provide significant assistance in connection with the acquisition of a newly acquired business or integration with our company, and to provide such persons an incentive for them to achieve long-range performance goals, and to enable them to participate in our long-term growth. In general, under the 2000 Plan, only employees, consultants and advisors who were not our officers or directors were eligible to participate in the 2000 Plan. The 2000 Plan is administered by our Board or, at its option, a committee consisting of at least three members of our Board appointed by our Board. Participants in the 2000 Plan were eligible to receive non-qualified stock options, stock appreciation rights, restricted stock and performance shares. A total of

1,600,000 shares of common stock were reserved for issuance under the 2000 Plan. Of the shares reserved for issuance under the 2000 Plan, options to purchase 360,820 shares have been granted and are outstanding. In September 2005, our Board determined that no further awards would be made under this plan and cancelled all remaining 417,704 shares available for issuance under the 2000 Plan that are not subject to outstanding stock option awards.

PROPOSAL NO. 5

TO ADJOURN THE HOLOGIC ANNUAL MEETING

Our stockholders are being asked to consider and vote upon a proposal to approve an adjournment of the annual meeting, if necessary, including adjournments to permit further solicitation of proxies in favor of each of the proposals to elect eleven (11) directors, to approve the amendment to our Certificate of Incorporation, to approve the Hologic, Inc. 2008 Employee Stock Purchase Plan, and to approve the Hologic, Inc. 2008 Equity Incentive Plan.

If a quorum is not present at the annual meeting, our stockholders may be asked to vote on the proposal to adjourn the annual meeting to solicit additional proxies. If a quorum is present at the annual meeting, but there are not sufficient votes at the time of the annual meeting to approve one or more of the proposals, our stockholders may also be asked to vote on the proposal to approve the adjournment of the annual meeting to permit further solicitation of proxies in favor of the other proposals.

If the adjournment proposal is submitted for a vote at the annual meeting, and if our stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable our Board to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the annual meeting is adjourned, our Board will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the annual meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal. Among other things, approval of the adjournment proposal could mean that, even though we may have received proxies representing a sufficient number of votes against a proposal to defeat it, our management could present the adjournment proposal for a vote of our stockholders and thereby cause the annual meeting to be adjourned without a vote on the proposal and seek during that period to convince the holders of those shares to change their votes to vote in favor of the proposal.

Our Board believes that, if the number of shares of our Common Stock voting in favor of any of the proposals presented at the annual meeting is insufficient to approve a proposal, it is in the best interests of our stockholders to enable our Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal.

Vote Required

The proposal to adjourn the annual meeting, including, if necessary, to solicit additional proxies if there are not sufficient votes for the foregoing proposals requires the affirmative vote of a majority of votes cast in person or by proxy, whether or not a quorum is present at the annual meeting.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends that you vote “FOR” the adjournment of the annual meeting, including, if necessary, to solicit additional proxies in favor of any of the proposals to be acted upon at the annual meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young, an independent registered public accounting firm, to audit consolidated financial statements for the fiscal year ending September 27, 2008. Ernst & Young has continuously served as our independent public accountants since June 24, 2002. A representative of Ernst & Young will be available during the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following is a summary of the fees billed to us by Ernst & Young for professional services rendered for the fiscal years ended September 29, 2007 and September 30, 2006:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees	$2,768,567	$1,628,288
Audit-Related Fees	$985,972	$1,329,050
Tax Fees	$484,500	$187,800
All Other Fees	$2,070	$0

Total Fees	$4,241,109	$3,145,138

Audit Fees. Consists of aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports or services normally provided by an independent registered public accounting firm. These include: statutory and regulatory filings or engagements, consents and other services related to interactions with the SEC with respect to accounting matters for the fiscal years ended September 29, 2007 and September 30, 2006, respectively. In fiscal 2007 and 2006, the audit fees also reflect the required audit of management’s assessment of the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 and the Ernst & Young independent audit of our internal control over financial reporting.

Audit-Related Fees. Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In fiscal 2007 and 2006, these services included due diligence and related activities in connection with various acquisitions that we realized and one acquisition that was proposed during those fiscal years, consultation relating to certain dispositions and revenue recognition, and the audit of our 401(k) Savings and Investment Plan.

Tax Fees. Consists of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. In fiscal 2007 and 2006, these services included assistance regarding federal, state and international tax preparation, planning and consultation.

All Other Fees. Consists of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. During fiscal 2007 and 2006, there were no other fees for any services not included in the above categories.

The Audit Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm, and has determined such services for fiscal 2007 and 2006 were compatible.

Audit Committee Policy on Pre-Approval of Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee meets with representatives of the Ernst & Young periodically, but no less than quarterly throughout the year. The Audit Committee reviews audit, non-audit and tax services rendered by and the performance of Ernst & Young, as well as fees charged by Ernst & Young for such services. In engaging Ernst & Young for the services described above, the Audit Committee considered whether the provision of such services is compatible with maintaining Ernst & Young’s independence.

Report of Audit Committee of the Board of Directors

Pursuant to authority delegated by the Board, the Audit Committee is responsible for assisting the Board in its oversight of the integrity of our consolidated financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls.

Management is responsible for our company’s financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). Our independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors. The Audit Committee’s responsibilities are described in a written charter that was revised and approved by the Board on October 23, 2007. A copy of the Audit Committee’s current charter is attached to this proxy statement as Appendix A.

The Audit Committee met six (6) times during fiscal 2007. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and our independent auditors, Ernst & Young. The Audit Committee discussed with Ernst & Young the overall scope and plans for its audits and the Committee regularly met with Ernst & Young without the presence of management. Ernst & Young has unrestricted access to the Audit Committee.

The Audit Committee reviewed our audited financial statements for the fiscal year ended September 29, 2007, and discussed them with both management and Ernst & Young. The Audit Committee also discussed with management and Ernst & Young the process used to support certifications by our Chief Executive Officer and our Chief Financial Officer, which are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

The Audit Committee also discussed with Ernst & Young the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. Ernst & Young provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee discussed with Ernst & Young its independence from our company.

When considering Ernst & Young’s independence, the Audit Committee considered whether its provision of services to our company beyond those rendered in connection with its audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q was compatible with Ernst & Young maintaining their independence. The Audit Committee also reviewed, among other things, the audit, non-audit and tax services performed by Ernst & Young, and approved the amount of all fees paid for such services.

Based on the review and discussions described above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 29, 2007. The Audit Committee has also approved the selection of Ernst & Young as our independent auditors for the fiscal year ending September 27, 2008.

Respectfully Submitted by the

Audit Committee:

Nancy L. Leaming (Chairperson)

David R. LaVance, Jr.

Lawrence M. Levy

C. William McDaniel

Wayne Wilson

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as January 10, 2008 by: (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of our Common Stock; (2) each of our directors or nominees for director; (3) each of our executive officers named in the Summary Compensation Table on page 21; and (4) all of our directors, nominees for director and executive officers as a group. Unless otherwise indicated, the address for each beneficial owner is c/o Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730.

Name and address of beneficial owner	Amount and nature of ownership (1)	Percentage of class (2)
AXA Financial, Inc.	14,846,511	11.64%

John W. Cumming (3)	252,854	*

Glenn P. Muir (4)	688,032	*

David R. LaVance, Jr. (4)	18,000	*

Nancy L. Leaming (4)	26,000	*

Lawrence M. Levy (4)	24,000	*

Patrick J. Sullivan (4)(5)	412,892	*

Daniel J. Levangie (4)	10,256	*

Sally W. Crawford (4)	94,134	*

C. William McDaniel (4)	80,648	*

Wayne Wilson (4)	39,845	*

Elaine S. Ullian (4)	10,000	*

Robert A. Cascella (4)	205,000	*

Dr. Jay A. Stein (4)	188,093	*

John R. Pekarsky (4)	1,520	*

All directors, nominees for director and executive officers as a group	2,266,492	1.78%

*	Less than one percent of the outstanding shares of our Common Stock.
(1)	The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.
(2)	Applicable percentage ownership as of January 10, 2008 is based upon 127,521,074 shares of our Common Stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares. Shares of our Common Stock subject to options currently exercisable or exercisable within 60 days after January 10, 2008 (“presently exercisable stock options”) are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(3)	Includes options to purchase 242,500 shares of Common Stock held by Mr. Cumming and options to purchase 5,000 shares of Common Stock held by Mr. Cumming’s wife which are exercisable within 60 days after January 10, 2008 and 854 shares of Common Stock held by Mr. Cumming’s wife. Mr. Cumming disclaims beneficial ownership with respect to all shares and options to purchase shares of Common Stock held by his wife.
(4)	Includes the following shares of Common Stock subject to options which are exercisable within 60 days after January 10, 2008; Mr. Muir – 540,416; Mr. LaVance – 18,000; Ms. Leaming – 26,000; Mr. Levy – 24,000; Mr. Sullivan – 334,474; Mr. Levangie – 10,000; Ms. Crawford – 69,906; Mr. McDaniel – 59,208; Mr. Wilson – 37,679; Ms. Ullian – 10,000; Mr. Cascella – 205,000; Dr. Stein – 25,000; and all current directors, nominees for directors and executive officers as a group – 1,817,312.
(5)	Includes 71,400 shares of Common Stock held by a private charitable foundation of which Mr. Sullivan is a trustee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and holders of more than 10% of our Common Stock (collectively, the “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the period ended September 29, 2007, we believe that, all Reporting Persons complied with Section 16(a) filing requirements in fiscal year ended September 29, 2007.

STOCKHOLDER PROPOSALS

Deadline for Submission of Stockholder Proposals and Recommendations for Director

Stockholder proposals for inclusion in our proxy materials for the 2009 annual meeting of stockholders must be received by us no later than September     , 2008. These proposals must also meet the other requirements of the rules of the SEC.

Our bylaws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at our annual meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals for our annual meeting of stockholders in 2009 must be received by our Secretary and with respect to proposals for the nomination of directors should be by our Nominating and Corporate Governance Committee at 35 Crosby Drive, Bedford, MA 01730 not later than December 11, 2008 and must not have been received earlier than November 11, 2008 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. If a stockholder who wishes to present such a proposal fails to notify us within this time frame, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

Pursuant to our bylaws, the notice must set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) written consent to be named in the proxy statement and serve as director if so elected; (b) a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, (iii) any material interest held by the proposing stockholder or any beneficial owner on whose behalf the proposal is made; (c) proposing stockholder and/or beneficial owner information including, (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a representation that they are the holder of record, are entitled to vote, and intend to appear in person or by proxy and propose such business or nomination, and (iv) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies in support of the proposal. The stockholder can alternatively satisfy the notice requirement by submitting proposals in compliance with SEC requirements and inclusion of such proposal within a proxy statement prepared by us.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Report of the Compensation Committee on Executive Compensation,” “Audit Committee Report” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically provided in any such filing.

FINANCIAL MATTERS AND FORM 10-K REPORT

WE WILL PROVIDE EACH BENEFICIAL OWNER OF OUR SECURITIES WITH A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HOLOGIC, INC., 35 CROSBY DRIVE, BEDFORD, MA 01730. ALTERNATIVELY, A BENEFICIAL OWNER MAY ACCESS THE COMPANY’S ANNUAL REPORT ON FORM 10-K ON THE COMPANY’S INTERNET WEBSITE AT: http://www.hologic.com/investor.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 11, 2008: The Proxy Statement, the Hologic Annual Report for the fiscal year ended September 29, 2007 and the Proxy Card are available at www.hologic.com.

Appendix A

HOLOGIC, INC.

AUDIT COMMITTEE CHARTER

I. PURPOSE

The primary functions of the Audit Committee (the “Committee”) are to assist the Board of Directors with the oversight of (i) the Company’s financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company’s registered public accounting firm.

The term “registered public accounting firm” as used herein shall mean the public accounting firm registered with the Public Company Accounting Oversight Board (the “Accounting Board”) under Section 102 of the Sarbanes-Oxley Act of 2002 which performs the auditing function for the Company.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. It is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Company management, and subject to audit by the Company’s registered public accounting firm.

II. COMPOSITION AND INDEPENDENCE

The Committee shall consist of not less than three members of the Board appointed by resolution of the Board and shall serve at the discretion of the Board. All the members of the Committee shall satisfy the independence and composition requirements under the listing standards and other applicable rules of the Nasdaq Stock Market (“Nasdaq”), or such other stock market on which the Company’s securities may be listed from time to time, subject to any permitted exceptions thereunder, the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”), and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. At least one of the Committee members must satisfy Nasdaq’s financial sophistication requirements and the Board shall use diligent efforts to assure that at least one member of the Committee qualifies as an “audit committee financial expert,” as defined by SEC rules.

The Committee’s chairperson shall be designated by the Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the Committee.

III. MEETINGS AND PROCEDURES

The Committee shall meet no less than four times per year, or more frequently as circumstances require. The Committee may request that members of management, representatives of the registered public accounting firm and others attend meetings and provide pertinent information, as necessary. In order to foster open communications, the Committee shall meet at such times as it deems appropriate or as otherwise required by applicable law, rules or regulations in separate executive sessions to discuss any matters that the Committee believes should be discussed privately. The Committee may meet by telephone or video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and may take action by written consent. A majority of the members of the Committee, or a duly appointed subcommittee thereof, shall constitute a quorum.

IV. RESPONSIBILITIES AND DUTIES

A. General Matters

1. The Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, retention (including termination) and oversight of the work of the registered public accounting firm (including resolution of disagreements between management and the registered public accounting firm regarding financial reporting) engaged for the purpose of preparing or issuing its audit report or related work. The registered public accounting firm shall report directly to and be accountable to the Committee.

2. To the extent required by applicable law, rules and regulations, the Committee shall pre-approve all auditing services and non-audit services (including the fees and terms thereof) permitted to be provided by the Company’s registered public accounting firm contemporaneously with the audit, subject to certain de minimus exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which shall be approved by the Committee prior to the completion of the audit.

3. The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Committee shall determine the extent of funding necessary for payment of (i) compensation to the registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any independent counsel and other advisers retained to advise the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

4. The Committee, by vote of a majority of the members of the Committee, may form subcommittees consisting of one or more members of the Committee and delegate to such subcommittees authority to perform specific functions, including without limitation pre-approval of audit and non-audit services, to the extent permitted by applicable law, rules and regulations.

B. Oversight of the Company’s Relationship with the Auditors

With respect to any registered public accounting firm that proposes to perform audit services for the Company, the Committee shall:

1. On an annual basis, review and discuss all relationships the registered public accounting firm has with the Company in order to consider and evaluate the registered public accounting firm’s continued independence. In connection with its review and discussions, the Committee shall: (i) ensure that the registered public accounting firm submits to the Committee a formal written statement (consistent with the Accounting Board independence standards as then in effect) delineating all relationships and services that may impact the objectivity and independence of the registered public accounting firm; (ii) discuss with the registered public accounting firm any disclosed relationship, services or fees (audit and non-audit related) that may impact the objectivity and independence of the registered public accounting firm; (iii) review the registered public accounting firm’s statement of the fees billed for audit and non-audit related services, which statement shall specifically identify those fees required to be disclosed in the Company’s annual proxy statement; (iv) satisfy itself as to the registered public accounting firm’s independence; and (v) obtain and review a report by the registered public accountants describing their internal quality control procedures and any material issues raised by the most recent internal quality review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years and any steps taken to deal with such issues.

2. Ensure the rotation of the lead (or coordinating) audit partner and other significant audit partners as required by applicable law, rules and regulations.

3. Establish clear hiring policies for employees or former employees of the registered public accounting firm proposed to be hired by the Company that meet the SEC regulations and the stock exchange listing standards. In addition, on an annual basis, confirm that the registered public accounting firm is not disqualified from performing any audit service for the Company due to the fact that any of the Company’s chief executive officer, chief financial officer, controller, chief accounting officer (or a person serving in an equivalent position) was employed by that registered public accounting firm and participated in any capacity in the audit of the Company during the one-year period preceding the date of the initiation of the audit of the current year’s financial statements.

4. Establish with the registered public accounting firm, the scope and plan of the work to be performed by the registered public accounting firm as part of the audit for the fiscal year.

C. Financial Statements and Disclosure Matters

With respect to the Company’s financial statements and other disclosure matters, the Committee shall:

1. Review and discuss with management and the registered public accounting firm the Company’s quarterly financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

2. Review and discuss with management and the registered public accounting firm, the Company’s annual audited financial statements and the report of the registered public accounting firm thereon and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

3. Review and discuss all material correcting adjustments identified by the registered public accounting firm in accordance with generally accepted accounting principles and SEC rules and regulations which are reflected in each annual and quarterly report that contains financial statements, and that are required to be prepared in accordance with (or reconciled to) generally accepted accounting principles under Section 13(a) of the Exchange Act and filed with the SEC.

4. Review and discuss all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that have or are reasonably likely to have a current or future effect on financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources, which are required to be disclosed in response to Item 303, Management’s Discussion and Analysis of Financial Condition and Results of Operation, of Regulation S-K.

5. Discuss with management and the registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any judgments about the quality, appropriateness and acceptability of the Company’s accounting principles, clarity of financial statement disclosures, significant changes in the Company’s selection or application of accounting principles and any other significant changes to the Company’s accounting principles and financial disclosure practices which are suggested by the registered public accounting firm or management.

6. Review with management, the registered public accounting firm, and the Company’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities with relevant jurisdiction.

7. The review and discussions hereunder with respect to audits performed by the registered public accounting firm shall include the matters required to be discussed by the Accounting Board auditing standards then in effect. These matters would include the auditor’s responsibility under generally accepted auditing standards, the Company’s significant accounting policies, management’s judgments and accounting estimates, significant audit adjustments, the auditor’s responsibility for information in documents containing audited financial statements (e.g., MD&A), disagreements with management, consultation by management with other accountants, major issues discussed with management prior to retention of the auditor and any difficulties encountered in the course of the audit work.

8. Receive and review all other reports required under the Exchange Act to be provided to the Committee by the registered public accounting firm including, without limitation, reports on (i) all critical accounting policies and practices used by the Company, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm, and

(iii) all other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

9. Following completion of its review of the annual audited financial statements, recommend to the Board, if appropriate, that the Company’s annual audited financial statements and the report of the registered public accounting firm thereon be included in the Company's annual report on Form 10-K filed with the SEC.

10. Prepare the Audit Committee report required by the SEC to be included in the Company’s annual proxy statement and any other Committee reports required by applicable laws, rules and regulations.

D. Internal Audit Function, Disclosure Controls and Internal Controls

With respect to the Company’s internal audit function, disclosure controls and internal controls and procedures for financial reporting:

1. In consultation with management and the registered public accounting firm, review and assess the adequacy of the Company’s internal controls and procedures for financial reporting and the procedures designed to assess, monitor and manage business risk and legal and ethical compliance programs.

2. When applicable, review management’s report on internal controls and procedures for financial reporting purposes required to be included in the Company’s Annual Report of Form 10-K.

3. When applicable, review the registered public accounting firm’s attestation to management’s report included in the Annual Report on Form 10-K evaluating the Company’s internal controls and procedures for financial reporting.

4. Review and discuss any disclosures made by the Company’s CEO and CFO to the Committee (as a result of their evaluation as of the end of each fiscal quarter of the Company’s effectiveness of the disclosure controls and procedures and its internal controls and procedures for financial reporting) related to (i) any significant deficiencies in the design or operation of internal controls and any material weaknesses in the Company’s internal controls, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls and procedures for financial reporting.

5. Establish and review procedures within the time period required by applicable law, rules and regulations for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

E. Other Miscellaneous Matters

The Committee shall also have responsibility to:

1. Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

2. Review and discuss all corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

3. Review and approve all related-party transactions, unless otherwise delegated to another committee of the Board of Directors consisting solely of independent directors.

4. If required by applicable law, rules or regulations, review and approve (i) the adoption of and any change or waiver in the Company’s code of business conduct and ethics for directors, senior financial officers (including the principal executive officer, the principal financial officer, principal accounting officer, controller, or persons performing similar functions) or employees, and (ii) any disclosure made in the manner permitted by SEC rules which is required to be made regarding such change or waiver, unless these duties are otherwise delegated to another committee of the Board of Directors consisting solely of independent directors.

5. Review and discuss with management and the registered public accounting firm the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies).

6. Review with management and the registered public accounting firm the sufficiency in number and the quality of financial and accounting personnel of the Company.

7. Review and reassess the adequacy of this Charter annually and recommend to the Board any changes or amendments the Committee deems appropriate.

8. Perform any other activities consistent with this Charter, the Company’s By-laws and governing law as the Committee or the Board deems necessary or appropriate.

V. REPORTING

The chairperson shall report on the Committee’s activities at Board meetings and periodically update the Board on material developments in the areas for which the Audit Committee is responsible.

Date Adopted: October 18, 2007

Appendix B

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Hologic, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Hologic, Inc. held on January 11, 2008, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That it is advisable and in the best interests of the corporation to amend the Certificate of Incorporation of the corporation so that the first paragraph of Article Fourth shall read in its entirety as follows:

(a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 700,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and (ii) 1,622,685 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), of which 30,000 shares have been designated Series A Junior Participating Preferred Stock (“Series A Preferred Stock”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a annual meeting of the stockholders of said corporation was duly called and held, on March 11, 2008, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Hologic, Inc. has caused this Certificate to be signed by Glenn P. Muir, its Executive Vice President, this      day of March, 2008.

HOLOGIC, INC.

By:
Name: Glenn P. Muir Title: Executive Vice President

B-1

Appendix C

HOLOGIC, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE.

The Hologic, Inc. 2008 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of Hologic, Inc. (the “Company”) and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s $.01 par value common stock (the “Common Stock”). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2. ELIGIBLE EMPLOYEES.

(a) All employees of the Company or any of its participating subsidiaries who have completed (i) three consecutive months, or (ii) two years, whether or not consecutive, of employment with the Company or any of its participating subsidiaries on or before the first day of the applicable Offering Period (as defined below) shall be eligible to receive options under this Plan to purchase the Company’s Common Stock.

(b) The following employees shall not be eligible to participate in the Plan (i) any employee whose customary employment is for not more than twenty (20) hours per week or is for not more than five (5) months in any calendar year; and (ii) any employee, if immediately after the option is granted, owns Common Stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

3. STOCK SUBJECT TO THE PLAN.

The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock, treasury shares or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 200,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined hereto) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.

4. OFFERING PERIODS AND STOCK OPTIONS.

(a) Six month periods during which payroll deductions will be accumulated under the Plan (“Offering Periods”) will commence on the last business day in February and August 31 of each year and end on August 31 or the last business day in February next following the commencement date. In addition, the Committee may in its sole and absolute discretion provide for additional Offering Periods provided that such Offering Period shall not exceed twenty-seven (27) months or any other limitation imposed by Section 423 of the Code. Each Offering Period includes only regular pay days falling within the period. The Offering Commencement Date is the first day of each Offering Period. The Offering Termination Date is the applicable date on which an Offering Period ends under this Section.

(b) On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on the Offering Termination Date (including any amount carried forward pursuant to Section 8 hereof) will pay for at the Option Exercise Price; provided that such employee remains eligible to participate in the Plan throughout such Offering Period. The Option Exercise Price for each Offering Period shall be ninety-five percent (95%) of the fair market value of the Common Stock on the Offering Termination Date, rounded up to avoid fractions other than multiples of 1/8. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.

(c) For purposes of this Plan, the term “fair market value” on any date means, if the Common Stock is listed on a national securities exchange, the closing price of the Common Stock on such date on such exchange or as reported on NASDAQ or, if the Common Stock is traded in the over-the-counter securities market, the average of the high and low bid quotations for the Common Stock on such date, each as published in the Wall Street Journal. If no shares of Common Stock are traded on the Offering Commencement Date or Offering Termination Date, the fair market value will be determined by taking the closing price on the immediately preceding business day on which shares of Common Stock are traded.

(d) For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the national securities exchange on which the Common Stock is listed.

(e) No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined as of the Offering Commencement Date) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

5. EXERCISE OF OPTION.

Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Section 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 1,000 shares of Common Stock on any Offering Termination Date, subject to limitations set forth in Section 4(e). If a participant is not an employee on the Offering Termination Date and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Termination Date with respect to the Offering Period during which such options were issued.

6. AUTHORIZATION FOR ENTERING PLAN.

(a) An eligible employee may enter the Plan by filling out, signing and delivering to the Chief Financial Officer of the Company or his designee an authorization (“Authorization”):

(i) stating the amount to be deducted regularly from his or her pay;

(ii) authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan;

(iii) specifying the exact name in which Common Stock purchased for him or her is to be issued in accordance with Section 11 hereof; and

(iv) at the discretion of the employee in accordance with Section 14, designating a beneficiary who is to receive any Common Stock and/or cash in the event of his or her death.

Such Authorization must be received by the Chief Financial Officer of the Company or his designee at least ten (10) business days before an Offering Commencement Date.

(b) The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

(c) Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by filling out, signing and delivering to the Chief Financial Officer of the Company or his designee a new Authorization. Such new Authorization must be received by the Chief Financial Officer of the Company or his designee at least ten (10) business days before the date of such next Offering Commencement Date.

7. MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS.

An employee may authorize payroll deductions in any even dollar amount up to but not more than ten percent (10%) of his or her base pay in effect at each offering commencement date; provided, however, that the minimum deduction in respect of any payroll period shall be five dollars ($5); and provided further that the maximum percentage shall be reduced to meet the requirements of Section 4(e) hereof. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, and other special payments.

8. UNUSED PAYROLL DEDUCTIONS.

Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase will be reported to the employee and will be carried forward to the next Offering Period. However, in no event will the amount of the unused payroll deductions carried forward from a payroll period exceed the Option Exercise Price per share for the immediately preceding Offering Period. If for any Offering Period the amount of unused payroll deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9. CHANGE IN PAYROLL DEDUCTIONS.

Deductions may not be increased or decreased during an Offering Period.

10. WITHDRAWAL FROM THE PLAN.

(a) An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at any time prior to the Offering Termination Date by delivering a notice to the Chief Financial Officer of the Company or his designee (a “Withdrawal Notice”) in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.

(b) If employee withdraws from the Plan, the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must file a new Authorization at least ten (10) business days before the next Offering Commencement Date. Such Authorization will become effective for the Offering Period that commences on such Offering Commencement Date. Notwithstanding the foregoing, employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, who withdraw from the Plan may not reenter the Plan until the next Offering Commencement Date which is at least six months following the date of such withdrawal.

11. ISSUANCE OF STOCK.

Certificates for Common Stock issued to participants will be delivered as soon as practicable after each Offering Period. Common Stock purchased under the Plan will be issued only in the name of the employee, or in the case of employees who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, if the employee’s Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12. NO TRANSFER OR ASSIGNMENT OF EMPLOYEE’S RIGHTS.

An employee’s rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Section 13 in the event of an employee’s death.

13. TERMINATION OF EMPLOYEE’S RIGHTS.

(a) Except as set forth in the last paragraph of this Section 13, an employee’s rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

(b) If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

(c) Upon termination of the participating employee’s employment because of death, the employee’s beneficiary (as defined in Section 14) shall have the right to elect, by written notice given to the Chief Financial Officer of the Company or his designee prior to the expiration of the thirty (30) day period (or such shorter period if the next Offering Termination Date is less than 30 days after the employee’s death) commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the next Offering Termination Date following the date of the employee’s death for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Section 5), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Chief Financial Officer of the Company or his designee, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said beneficiary, without interest.

14. DESIGNATION OF BENEFICIARY.

A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his or her death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate. No beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

15. TERMINATION AND AMENDMENTS TO PLAN.

(a) The Plan may be terminated at any time by the Company's Board of Directors, effective on the next following Offering Termination Date. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

(b) The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Sections 3, 4, 24 and 25, increase the aggregate number of shares of Common Stock to be offered under the Plan, or (b) change the class of employees eligible to receive options under the Plan; provided, further, that so long as there is a requirement under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, for stockholder approval of the Plan and certain amendments thereto, any such amendment which (a) materially increases the number of shares of Common Stock which may be issued under the Plan, (b) materially increases the benefits accruing to participants in the Plan or (c) materially modifies the requirements as to eligibility for participation in the Plan, shall be subject to stockholder approval.

16. SALE OF STOCK PURCHASED UNDER THE PLAN AND TAX WITHHOLDING.

(a) In order to comply with certain tax requirements, all employees will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the related option was granted showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

(b) To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company or its participating subsidiary may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two (2) years after the beginning of the Offering Commencement Period in which the shares were purchased must within thirty (30) days of such transfer notify the Chief Financial Officer of the Company or his designee in writing of such transfer.

17. COMPANY’S PAYMENT OF EXPENSES RELATED TO PLAN.

The Company will bear all costs of administering and carrying out the Plan.

18. PARTICIPATING SUBSIDIARIES.

The term “participating subsidiaries” shall mean any United States or foreign subsidiary of the Company, unless otherwise excluded from participating in the Plan by the Committee (as defined in Section 19). The Committee shall have the power to make such determination before or after the Plan is approved by the stockholders.

19. ADMINISTRATION OF THE PLAN.

(a) The Plan shall be administered by a committee of “disinterested” directors as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, appointed by the Board of Directors of the Company, which shall be the Company’s Compensation Committee (the “Committee”). The Committee shall consist of not less than three members of the Company’s Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

(b) The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

(c) Promptly after the end of each Offering Period, the Company shall prepare and distribute to each participating employee in the Plan a report containing the amount of the participating employee’s accumulated payroll deductions as of the Offering Termination Date, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating employee’s accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.

(d) No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

20. SHAREHOLDER STATUS/EMPLOYMENT.

(a) Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.

(b) Neither the Plan or any option granted hereunder confers upon any employee the right to continued employment with the Company or any of its participating subsidiaries, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating subsidiaries to terminate the employee’s employment at any time, unless otherwise restricted by a separate agreement between the Company and employee.

21. APPLICATION OF FUNDS.

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.

22. GOVERNMENTAL REGULATION.

(a) The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

(b) In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23. TRANSFERABILITY.

Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

24. EFFECT OF CHANGES OF COMMON STOCK.

If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25. MERGER OR CONSOLIDATION.

If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its sole and absolute discretion, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (ii) entitle each participating employee to receive on the Offering Termination Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Section 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26. APPROVAL OF STOCKHOLDERS.

The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur no later than the end of the first Offering Period after the date the Plan is adopted by the Board of Directors. Options may be granted under the Plan prior and subject to such stockholder approval. If the Plan is not so approved by the stockholders, all payroll deductions from participating employees shall be returned without interest and all options so granted shall terminate.

This Plan was adopted by the Board of Directors on December 7, 2007.

Appendix D

HOLOGIC, INC.

2008 EQUITY INCENTIVE PLAN

1. PURPOSE AND ELIGIBILITY.

The purpose of this 2008 Equity Incentive Plan (the “Plan”) of HOLOGIC, INC., a Delaware corporation (the “Company”), is to provide stock options, stock issuances and other equity interests in the Company (each, an “Award”) to (a) employees, officers, directors, consultants and advisors of the Company and its Parents and Subsidiaries, and (b) any other person who is determined by the Board to have made (or is expected to make) contributions to the Company. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 11.

2. ADMINISTRATION.

a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. The Board shall have authority, subject to the express limitations of the Plan, (i) to construe and determine the respective Stock Option Agreement (as defined below), Awards and the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, (iii) to determine the terms and provisions of the respective Stock Option Agreements and Awards, which need not be identical, (iv) to create sub-plans hereunder necessary to comply with laws and regulations of any foreign country in which the Company may seek to grant an Award to a person eligible under Section 1, and (v) to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration and interpretation of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Stock Option Agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b. Appointment of Committee. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). If so delegated, all references in the Plan to the “Board” shall mean such Committee or the Board. The Compensation Committee of the Board of Directors is initially delegated all of the powers of the Board of Directors under the Plan, and shall continue to have such powers unless and until otherwise determined by the Board of Directors.

c. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

d. Applicability of Section Rule 16b-3. Notwithstanding anything to the contrary in the foregoing if, or at such time as, the Common Stock is or becomes registered under Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute, the Plan shall be administered in a manner consistent with Rule 16b-3 promulgated thereunder, as it may be amended from time to time, or any successor rules (“Rule 16b-3”), such that all subsequent grants of Awards hereunder to Reporting Persons, as hereinafter defined, shall be exempt under such rule. Those provisions of the Plan which make express reference to Rule 16b-3 or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16 (a) of the Exchange Act (a “Reporting Person”).

3. STOCK AVAILABLE FOR AWARDS.

a. Number of Shares. Subject to adjustment under Section 3(c), the (i) aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 10,000,000 (the “Available Shares”). If an Award granted under the Plan is (i) canceled, expires, forfeited, is settled in cash, settled by delivery of fewer shares of Common Stock than the number of shares of Common Stock underlying the award or option or otherwise is terminated without delivery of the shares of Common Stock to the holder of such award or option or (ii) or shares that were withheld from such an Award or separately surrendered by the Participant in payment of an exercise price or taxes relating to such an Award shall be deemed to constitute shares not delivered and will be available under the Plan for subsequent awards.

b. Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to receive, acquire or purchase more than 1,500,000 shares of Common Stock. No Participant may be granted an Annual Incentive Award (as defined below) in any fiscal year that exceeds four (4) times his or her base salary for that fiscal year.

c. Adjustment to Common Stock. Subject to Section 8, in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of Available Shares and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding Award shall be adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. Any such adjustment to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards.

4. STOCK OPTIONS.

a. General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement, consisting of a Notice of Stock Option Award and a Stock Option Award Agreement or such other form of documentation as may be approved by the Board (collectively, a “Stock Option Agreement”).

b. Incentive Stock Options. An Option that the Board intends to be an incentive stock option (an “Incentive Stock Option”) as defined in Section 422 of the Code, as amended, or any successor statute (“Section 422”), shall be granted only to an employee of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option” or “Nonqualified Stock Option.”

c. Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) (determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Nonqualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Board, Options shall be taken into account in the order granted, and the Board may designate that portion of any Incentive Stock Option that shall be treated as Nonqualified Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.

d. Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement, provided, however, in no event may the per share exercise price of an Option be less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, then the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date of grant. Notwithstanding anything herein to the contrary, except as provided in Section 2(c), without the prior approval of the Company’s stockholders, neither the Company nor the Board will take any action to amend or modify any Award to lower the Award, exercise or conversion price applicable to such Award or otherwise cancel an outstanding Award for the purpose of repricing, replacing or regranting such Award previously granted for cash or other consideration.

e. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Stock Option Agreement; provided, that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant.

f. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Board in its sole and absolute discretion:

i. by check payable to the order of the Company;

ii. only if the Common Stock is then publicly traded, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

iii. to the extent permitted in the applicable Stock Option Agreement, by delivery of shares of Common Stock owned by the Participant; or

iv. payment of such other lawful consideration as the Board may determine.

Except as otherwise expressly set forth in a Stock Option Agreement, the Board shall have no obligation to accept consideration other than cash. The fair market value of any shares of the Company’s Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Board.

g. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company’s Common Stock is publicly traded under the Exchange Act, “Fair Market Value” shall mean (i) if the Common Stock is listed on any established stock exchange, its fair market value shall be the closing price for such stock on that date or the closing price as reported on NASDAQ; or (ii) if the Common Stock is traded in the over-the-counter securities market, then the average of the high bid and low bid quotations for the Common Stock as published in The Wall Street Journal. In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Board after taking into consideration all factors which it deems appropriate.

5. RESTRICTED STOCK.

a. Grants. The Board may (i) grant Awards to a Participant of restricted shares of Common Stock and shall determine the price, if any, to be paid by the Participant for each restricted share of Common Stock and (ii) shall provide the right of the Company to repurchase all or part of such shares at the issue price or other stated or formula price from the Participant in the event that the conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

b. Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6. OTHER STOCK-BASED AWARDS.

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards, performance stock, deferred stock, restricted stock units, shares of Common Stock not subject to any restrictions or stock units.

7. PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

a. Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Performance and Annual Incentive Award subject to performance conditions. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a Performance Award intended to qualify under Section 162(m) of the Code, shall be exercised by the Committee and not the Board. “Annual Incentive Awards” shall mean a cash Award subject to the attainment of performance goals over a performance period. “Performance Award” means a stock-based Award subject to the attainment of performance goals over a performance period.

b. Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award or Annual Incentive Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in Section 7. Nothing in this Section 7 shall preclude the Board from granting an Award or Annual Incentive Award under this Plan to a person, who is likely to be a Covered Employee or otherwise, that is not intended to qualify as “performance-based compensation” for purposes of

Section 162(m) of the Code upon such terms and conditions as may be determined by the Board, without regard to the limitations set forth in this Section 7.

c. Performance Goals Generally. The performance goals for such Performance Awards or Annual Incentive Award shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards or Annual Incentive Award shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards or Annual Incentive Award granted to any one Participant or to different Participants.

d. Business Criteria. The Committee may establish Performance Goals that are measured either individually, alternatively or in any combination, applied to either the Company as a whole or to a specified subsidiary or business unit, and measured over a performance period, on an absolute basis or relative to a pre-established target to a previous year’s result or to a designated comparison group, in each case as specified by the Committee in the Award. The business criteria that may be used exclusively by the Committee in establishing Performance Goals for such an Award shall be the following: economic value added; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; cash flow; earnings per share; operating income; operating income before income taxes; net income; net income before income taxes; operating margin; ratio of debt to stockholder’s equity; reduction of debt, return on equity; return on assets; revenue; and total shareholder return; or any other individual Company business-related objective that is objectively determinable within the meaning of Section 162(m) and Treasury Regulations promulgated thereunder including, but, not limited to, market penetration, total market capitalization and enterprise value, business retention, new product generation, cost controls and targets (including costs of capital), customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, implementation of business process controls and recruiting and retaining personnel. In addition, geographical expansion and clinical and product developments or regulatory milestones may be utilized as Performance Targets. The business criteria relating to financial performance may be subject to adjustment, as determined by the Committee, including, without limitation, to remove the effect of (i) charges for restructurings, asset impairments or discontinued operations, (ii) the payment of bonuses; (iii) non-cash charges such as the amortization of intangible assets or equity compensation, (iv) items of gain, loss or expense, determined to be extraordinary or unusual in nature or infrequent in occurrence, (v) items of gain, loss or expense related to the disposal or acquisition of a product-line, segment or business, or (vi) items of gain, loss or expense related to any change in accounting principles during the applicable performance period since September 27, 2008. A “performance period” shall be a calendar year, fiscal year of the Company or other longer or shorter period designated by the Compensation Committee.

e. Timing For Establishing Performance Goals. Performance goals shall be established no later after 25% of a performance period has elapsed after the beginning of any performance period applicable to such Performance Awards or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

f. Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance Awards or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a performance period or settlement of Performance Awards or Annual Incentive Awards.

g. Written Determinations. All determinations by the Committee as to the establishment of performance goals and the achievement of performance goals relating to Performance Awards or Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. To the extent required to comply with Section 162(m) of the Code, the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

h. Status of Performance Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards or Annual Incentive Awards under this Section 7 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 7, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or Annual Incentive Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

8. GENERAL PROVISIONS APPLICABLE TO AWARDS.

a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except as the Board may otherwise determine or provide in an Award, other than an Incentive Stock Option, may be transferred pursuant to a qualified domestic relations order (as defined in Employee Retirement Income Security Act of 1974, as amended) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Stock Option Agreement and Restricted Stock Award, which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d. Additional Award Provisions. The Board may, in its sole discretion, include additional provisions in any Stock Option Agreement, Restricted Stock Award or other Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law.

e. Termination of Status. The Board shall determine the effect on an Award of the disability (as defined in Code Section 22(e)(3)), death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

f. Change of Control of the Company.

i. Unless otherwise expressly provided in the applicable Stock Option Agreement or Restricted Stock Award or other Award, in connection with the occurrence of a Change in Control (as defined below), the Board shall, in its sole discretion as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Board shall specify), take one or any combination of the following actions:

A. make appropriate provision for the continuation of such Award by the Company or the assumption of such Award by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Award either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change of Control, (y) shares of stock of the surviving or acquiring corporation, or (z) such other securities as the Board deems appropriate, the Fair Market Value of which shall not materially differ from the Fair Market Value of the shares of Common Stock subject to such Award immediately preceding the Change of Control (as determined by the Board in its sole discretion;

B. accelerate the date of exercise or vesting of such Award;

C. permit the exchange of such Award for the right to participate in any stock option or other employee benefit plan of any successor corporation;

D. provide for the repurchase of the Award for an amount equal to the difference of (i) the consideration received per share for the securities underlying the Award in the Change of Control minus (ii) the per share exercise price of such securities. Such amount shall be payable in cash or the property payable in respect of such securities in connection with the Change of Control. The value of any such property shall be determined by the Board in its discretion; or

E. Solely with respect to transactions described in Section 8(f)(i)(F)(c) below, provide for the termination of such Award immediately prior to the consummation of the Change of Control; provided that no such termination will be effective if the Change of Control is not consummated.

F. For the purpose of this Agreement, a “Change of Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of voting stock of the Company (the “Voting Stock”); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 20% or more of Voting Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Voting Stock, shall not constitute a Change in Control; or

(b) Any transaction which results in the Continuing Directors (as defined in the Certificate of Incorporation of the Company) constituting less than a majority of the Board of Directors of the Company; or

(c) The consummation of (i) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from the Merger (the Resulting Corporation”) as a result of the individuals’ and entities’ shareholdings in the Company immediately prior to the consummation of the Merger and without regard to any of the individual’s and entities’ shareholdings in the Resulting Corporation immediately prior to the consummation of the Merger, (ii) a complete liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a subsidiary of the Company.

g. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company or termination of an Award under Section 8(f)(i)(E), the Board shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Board in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Board, be made subject to and conditioned upon the consummation of such proposed transaction. In addition, the Board may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or Award shall lapse as to all such shares of Common Stock, provided the proposed dissolution and liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate upon the consummation of such proposed action.

h. Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

i. Parachute Payments and Parachute Awards. Notwithstanding the provisions of Section 8(f), if, in connection with a Change of Control described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) and not otherwise paid for by the Company, then the number of Awards which shall become exercisable, realizable or vested as provided in such Section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); provided, however, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Change of Control, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 7(i) shall be made by the Company.

j. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

k. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules, or regulations.

l. Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a Change In Control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In addition, the Board may, in its sole discretion, and in all instances subject to any relevant tax and accounting considerations which may adversely impact or impair the Company, extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised.

m. Participation in Foreign Countries. The Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

9. WITHHOLDING.

The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an Award any federal, state, or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan or the purchase of shares subject to the Award. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee or recipient of an Award may elect to satisfy such obligation, in whole or in part, (a) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or the purchase of shares subject to an Award or (b) by delivering to the Company shares of Common Stock already owned by the optionee or Award recipient of an Award. The shares so delivered or withheld shall have a fair market value of the shares used to satisfy such withholding obligation as shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee or recipient of an Award who has made an election pursuant to this Section may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

10. NO EXERCISE OF OPTION IF ENGAGEMENT OR EMPLOYMENT TERMINATED FOR CAUSE.

If the employment or engagement of any Participant is terminated “for Cause”, the Award may terminate, upon a determination of the Board, on the date of such termination and the Option shall thereupon not be exercisable to any extent whatsoever and the Company shall have the right to repurchase any shares of Common Stock subject to a Restricted Stock Award whether or not such shares have vested. For purposes of this Section 10, “for Cause” shall be defined as follows: (i) if the Participant has executed an employment agreement, the definition of “cause” contained therein, if any, shall govern, or (ii) if the Participant has not executed an employment agreement in which the definition of “cause” is provided, conduct, as determined by the Board of Directors, involving one or more of the following: (a) gross misconduct or inadequate performance by the Participant which is injurious to the Company; or (b) the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company; or (c) the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier, or other third party who has a business relationship with the Company) or the violation of any noncompetition or nonsolicitation covenant or assignment of inventions obligation with the Company; or (d) the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company (to the extent such restriction is enforceable under applicable state law; or (e) the indictment or conviction of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant’s ability to perform such obligations; or (f) the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or (g) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause. The Board may in its discretion waive or modify the provisions of this Section at a meeting of the Board with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section.

11. MISCELLANEOUS.

a. Definitions.

i. “Company”, for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Hologic, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Hologic, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

ii. “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

iii. “Effective Date” means the date the Plan is approved by the Company’s stockholders.

iv. “Employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit and Awards granted under this Plan will not constitute an element of damages in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Company to the Participant.

c. Compliance with Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the Participant, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulation. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any share subject to an Award up on any security exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Common Stock may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way effect the date of termination of the Award. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Common Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes that a Option shall not be exercised until the shares of Common Stock covered by such Option are registered or exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned up on the effectiveness of such registration or availability of such an exemption.

d. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

e. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the stockholders. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was approved by the stockholders, but Awards previously granted may extend beyond that date.

f. Amendment of Plan. The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever. An Amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements.

g. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

Approvals

Original Plan

Adopted by the Board of Directors on:	January 11, 2008

Approved by the Stockholders on:

PROXY

HOLOGIC, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

March 11, 2008

HOLOGIC, INC.

35 Crosby Drive

Bedford, MA 01730

(781) 999-7300

The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the “Company”), acknowledges receipt of the notice of annual meeting of stockholders and Proxy Statement, dated January     , 2008 and hereby appoints John W. Cumming, Patrick J. Sullivan, and Glenn P. Muir, each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of the Company to be held at 35 Crosby Drive, Bedford, Massachusetts 01730, on March 11, 2008 at 9:00 A.M., local time, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

The Board of Directors recommends a vote FOR the election of the nominees as directors.

Proposal 1. The election of eleven (11) directors nominated by the Board of Directors for the ensuing year:

☐ FOR all nominees listed below (except as indicated)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: John W. Cumming, Patrick J. Sullivan, David R. LaVance, Jr., Nancy L. Leaming, Lawrence M. Levy, Glenn P. Muir, Elaine S. Ullian, Daniel J. Levangie, Sally W. Crawford, C. William McDaniel, Wayne Wilson

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

Proposal 2. Approval of the amendment to Hologic’s Certificate of Incorporation

☐ FOR the Proposal to amend the Hologic’s Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 shares to 750,000,000 shares	☐ ☐	AGAINST WITHHOLD

Proposal 3. Approval of the Hologic, Inc. 2008 Employee Stock Purchase Plan

☐ FOR the Proposal to approve the Hologic, Inc. 2008 Employee Stock Purchase Plan	☐ ☐	AGAINST WITHHOLD

Proposal 4. Approval of the Hologic, Inc. 2008 Equity Incentive Plan

☐ FOR the Proposal to approve the Hologic, Inc. 2008 Equity Incentive Plan	☐ ☐	AGAINST WITHHOLD

Proposal 5. Approval of the Adjournment of the Annual Meeting

☐ FOR, if submitted to a vote of Hologic’s stockholders, the adjournment of the annual meeting, including, if necessary, to solicit additional proxies in favor of the foregoing proposals, as described in the accompanying proxy statement	☐ ☐	AGAINST WITHHOLD

This proxy is solicited on behalf of the Board of Directors. This proxy will be voted as specified or, where no direction is given, will be voted FOR all nominees listed in Proposal No. 1 and FOR Proposals No. 2, 3, 4 and 5.

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.

Dated , 2008

Name

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.